PLAN AND AGREEMENT OF SHARE EXCHANGE

                                    OF

                        OAK BROOK CAPITAL IV, INC.

                                    and

                             PVAXX CORPORATION


                       DATED HEREOF AS MAY 19, 2000


This PLAN AND AGREEMENT OF SHARE EXCHANGE, dated hereof as May 19, 2000, by and among Oak Brook Capital IV, Inc., a Colorado corporation ("OAK BROOK") and PVAXX Corporation, a Florida corporation ("PVAXX"), and Gerard Werner and Mark Thatcher (hereinafter collectively referred to as "Majority Shareholders"), who join in the execution of this Agreement for the limited purpose of making certain covenants regarding the transaction contemplated herein. OAK BROOK and PVAXX are hereinafter collectively referred to as the "PVAXX Combining Corporations."



                                WITNESSETH:

WHEREAS, OAK BROOK is a corporation duly organized and validly existing under the laws of the state of Colorado, with its registered office at 17 West Cheyenne Mountain Boulevard, Colorado Springs, Colorado 80906 and its principal executive office at 1250 Turks Head Building, Providence, Rhode Island 02903; and

WHEREAS, PVAXX is a corporation duly organized and validly existing under the laws of the state of Florida, with its registered office located in the city of Ft. Myers, State of Florida, and its principal executive office at 12730 New Brittany Boulevard, Ft. Myers, Florida 33907; and

WHEREAS, the respective boards of directors of OAK BROOK and PVAXX deem it desirable and in the best interests of their respective corporations, for OAK BROOK to acquire the outstanding capital stock of PVAXX by exchanging 20,000,000 shares of OAK BROOK Common Stock and 10,000,000 shares of OAK BROOK Preferred Stock for all of the issued and outstanding capital stock of PVAXX (together with other consideration provided for herein) and have proposed, declared advisable and approved such share exchange (the "PVAXX Share Exchange") pursuant to this Agreement, which Agreement has been duly approved by resolutions of the respective boards of directors of OAK BROOK and PVAXX;

WHEREAS the respective boards of directors of OAK BROOK and PVAXX have approved and adopted this agreement as a plan of reorganization within the provisions of Section 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1954, as amended;

WHEREAS, this Agreement shall require majority shareholders' approval by OAK BROOK for the purposes of approving the PVAXX Share Exchange prior to closing. Upon execution of this Agreement, OAK BROOK shall file a PRE14C, Information Statement and accompanying shareholder's notice of meeting (the "14C"), with the Office of Small Business Policy, Securities and Exchange Commission ("SEC"). Said OAK BROOK Shareholder's Meeting (the "Meeting") will take place twenty (20) calendar days following the filing of the 14C , 10:00 A.M. EST at the offices of its counsel, Nadeau & Simmons, P.C., 1250 Turks Head Building, Providence, Rhode Island 02903; and

WHEREAS, this Agreement shall require a majority approval by shareholders of OAK BROOK and PVAXX for the purposes of approving the PVAXX Share Exchange prior to closing.

Upon the majority shareholder approval, and the filing of a Articles of Share Exchange with the Colorado Secretary of State, the PVAXX Share Exchange shall be considered closed (the "Closing Date")

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and to prescribe the terms and conditions of the PVAXX Share Exchange, the mode of carrying the same into effect, the manner and basis of converting the PVAXX Shares into shares of common stock of OAK BROOK (together with other consideration provided for herein) and such other details and provisions as are deemed necessary or proper, the parties hereto also hereby agree as follows:


                                 ARTICLE 1

                           PVAXX SHARE EXCHANGE


1:1  PVAXX SHARE EXCHANGE.

     1:1:1 STOCKHOLDER APPROVAL.

This Agreement will be submitted for approval by the stockholders of OAK BROOK at the Meeting, and by written majority consent of the stockholders of PVAXX in accordance with the applicable laws of the State of Colorado and Florida, respectively.


     1:1:2 EFFECTIVE DATE AND CLOSING DATE.

The PVAXX Share Exchange shall become effective on the "Effective Date", such date being the later upon which (i) Articles of Share Exchange, attached hereto as Appendix A, are filed with the Secretary of State of Colorado and (ii) a Certificate of Share Exchange is filed with the Secretary of State of Florida.

The "Closing Date" will be on or within one (1) business day of the date this Agreement is approved by the stockholders of OAK BROOK and PVAXX.


1:2  EFFECT OF PVAXX SHARE EXCHANGE.

OAK BROOK and PVAXX will cause Certificate of Share Exchange in substantially the form of Exhibit A attached hereto (the "Certificate of Share Exchange") to be signed, verified and delivered to the Secretary of State, State of Colorado, as provided in Article 111 of the Colorado Business Corporation Act on the first business day (no Saturday, Sunday or legal holiday in Colorado being deemed to be a business day) following the day on which the Agreement is executed by both parties, or such earlier or later date as may be mutually agreed to by OAK BROOK and PVAXX. The time of the delivery to the Secretary of State referred to in the preceding sentence is herein referred to as the Time of Filing. The effective time of the Share Exchange shall be the close of business on the day the Certificate of Share Exchange shall have been filed by the Secretary of State of the State of Colorado. At the effective time of the Share Exchange, PVAXX will become a wholly owned subsidiary of OAK BROOK, and PVAXX will be hereinafter sometimes referred to as the "PVAXX Subsidiary Corporation". OAK BROOK, the party to the Share Exchange surviving as the parent, will change its name to PVAXX Corporation and will hereinafter sometimes be referred to as the "Parent Corporation".

In all other respects, the identity, existence, purposes, powers, objects, franchises, rights, and immunities of OAK BROOK shall continue unaffected and unimpaired by the PVAXX Share Exchange, and the corporate identity, existence, purposes, powers, objects, franchises, rights, and immunities of PVAXX shall be wholly merged with and into PVAXX Combining Corporations, and OAK BROOK and the PVAXX Subsidiary Corporation shall be fully vested therewith. Accordingly, on the Effective Date, the separate existence of PVAXX, except in so far as continued by statute, shall cease, and OAK BROOK will file an amendment to its articles of incorporation to change its name from Oak Brook Capital IV, Inc. to PVAXX Corporation.


1:3  GOVERNING LAW AND ARTICLES OF INCORPORATION.

     1:3:1 COLORADO LAW GOVERNS; OAK BROOK'S ARTICLES OF INCORPORATIONS,
           AMENDED AND RESTATED, SURVIVE.

The laws of Colorado shall continue to govern OAK BROOK. On and after the Effective Date, the articles of incorporation of OAK BROOK shall be the articles of incorporation of the Parent Corporation and the articles of incorporation of PVAXX shall be the articles of incorporation of the PVAXX Subsidiary Corporation until further amended in the manner provided by law and in such articles of incorporation (the "Articles").


1:4  BYLAWS.

     1:4:1 BYLAWS, AS AMENDED AND RESTATED, SURVIVE.

On the Effective Date, the bylaws of OAK BROOK and PVAXX shall be the bylaws of OAK BROOK and the PVAXX Subsidiary Corporation (the "Restated Bylaws"), respectively, until altered, amended, or repealed, or until new bylaws shall be adopted in accordance with the provisions of law, the Articles, and the Restated Bylaws.


1:5  DIRECTORS AND OFFICERS OF OAK BROOK AND PVAXX.

     1:5:1 DIRECTORS OF OAK BROOK.

The names and addresses of the persons who, upon the Effective Date, shall constitute the board of directors of OAK BROOK, and who shall hold office until the first annual meeting of stockholders of OAK BROOK following the Effective Date, are as follows:


NAME                               ADDRESS

Henry Stevens                      12730 New Brittany Blvd.
                                   Ft. Myers, FL 33907

Bryan Wade                         12730 New Brittany Blvd.
                                   Ft. Myers, FL 33907

     1:5:2 OFFICERS OF OAK BROOK.

The names and addresses of the persons who, upon the Effective Date, shall constitute the officers of OAK BROOK, and who shall hold office, subject to the Restated Articles of Incorporation until the first meeting of directors following the next annual meeting of stockholders thereof, are as follows:

NAME                               ADDRESS

Henry Stevens                      12730 New Brittany Blvd.
                                   Ft. Myers, FL 33907

Bryan Wade                         12730 New Brittany Blvd.
                                   Ft. Myers, FL 33907

     1:5:3 DIRECTORS OF PVAXX.

The names and addresses of the persons who, upon the Effective Date, shall constitute the board of directors of PVAXX, and who shall hold office until the first annual meeting of stockholders of OAK BROOK following the Effective Date, are as follows:

NAME                               ADDRESS

Henry Stevens                      12730 New Brittany Blvd.
                                   Ft. Myers, FL 33907

Bryan Wade                         12730 New Brittany Blvd.
                                   Ft. Myers, FL 33907

     1:5:4 OFFICERS OF PVAXX.

The names and addresses of the persons who, upon the Effective Date, shall constitute the officers of PVAXX, and who shall hold office, subject to the Restated Bylaws, until the first meeting of directors following the next annual meeting of stockholders thereof, are as follows:


NAME                               ADDRESS

Henry Stevens                      12730 New Brittany Blvd.
                                   Ft. Myers, FL 33907

Bryan Wade                         12730 New Brittany Blvd.
                                   Ft. Myers, FL 33907

     1:5:5 VACANCIES.

On or after the Effective Date, if a vacancy shall for any reason exist in the board of directors or in any of the offices of OAK BROOK or PVAXX, such vacancy shall be filled in the manner provided in the Articles and/or Restated Bylaws.


     1:6 CAPITAL STOCK OF COMBINING CORPORATIONS.

     1:6:1 CAPITAL STOCK AS IN OAK BROOK AND PVAXX'S ARTICLES OF
           INCORPORATION.

The authorized number of shares of capital stock of OAK BROOK and PVAXX, and the par value, designations, preferences, rights, and limitations thereof, and the express terms thereof, shall be as set forth in the OAK BROOK and PVAXX Articles.


     1:7 CONVERSION OF SECURITIES AND ADDITIONAL CONSIDERATION.

     1:7:1 GENERAL.

The manner and basis of converting the PVAXX Shares into shares of the capital stock of OAK BROOK or the other consideration herein provided for shall be as hereinafter set forth in this Section 1:7 as follows.

     1:7:2 EXCHANGE OF STOCK.

PVAXX shareholders will surrender one hundred percent (100%) of their issued and outstanding common and preferred shares to OAK BROOK on the date of execution of this Agreement. In exchange for receipt of one hundred percent (100%) of PVAXX shares, OAK BROOK, on the terms and subject to the conditions herein set forth, shall issue and deliver to PVAXX shareholders:

     (i) On the Closing Date, 20,000,000 Common Shares, $0.001 par value ("OAK BROOK Common Stock"), of OAK BROOK, on a share-for-share basis, registered in the name of the PVAXX shareholder or its nominee; and


    (ii) On the Closing Date, 10,000,000 Preferred Shares, $20.00 par value ("OAK BROOK Preferred Stock"), of OAK BROOK, on a share-for-share basis, registered in the name of the PVAXX shareholder or its nominee.

   (iii) OAK BROOK COMMON STOCK. None of the currently issued and outstanding shares of OAK BROOK Common Stock, no par value, issued and outstanding at the effective time of the PVAXX Share Exchange shall be converted as a result of the PVAXX Share Exchange;

    (iv)  FRACTIONAL INTERESTS.    No  fractional  shares of preferred or common
          stock of OAK BROOK or certificate or scrip representing the same shall be issued. In lieu thereof each holder of PVAXX Shares having a fractional interest arising upon such conversion will be rounded up into one full additional share of common stock of OAK BROOK;

     (v) STATUS OF COMMON STOCK. All Shares of common stock of OAK BROOK into which PVAXX Shares are converted as herein provided shall be fully paid and non-assessable and shall be issued in full satisfaction of all rights pertaining to such OAK BROOK Common Stock;

    (vi) STATUS OF PREFERRED STOCK. All Shares of preferred stock of OAK BROOK into which PVAXX Shares are converted as herein provided shall be fully paid and non-assessable and shall be issued in full satisfaction of all rights pertaining to such OAK BROOK Preferred Stock;

   (vii) INDEPENDENT APPRAISAL, RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES; PROCEDURES FOR PROTECTION OF DISSENTER'S RIGHTS. In order to establish a "fair value" for the PVAXX Shares which are paid in cash in lieu of conversion into the Shares of OAK BROOK, as provided in this Article VI, the Board of Directors of PVAXX shall establish the value of PVAXX Shares prior to the PVAXX Share Exchange, and shall afford to such shareholders of PVAXX all of the rights, and implement the procedures for protection of dissenters' rights, pursuant to the provisions of the Florida General Corporation Law, Section 10.22 ET SEQ., as amended, the terms and provisions of which are hereby incorporated by reference and made a part hereof.

     1:7:3 SURRENDER OF PVAXX CERTIFICATES.

On the Effective Date, all holders of PVAXX Shares (the "PVAXX Shareholders") will surrender each outstanding certificate or certificates theretofore representing PVAXX Shares to OAK BROOK and receive in exchange therefor certificates representing the number of whole shares of OAK BROOK Common Stock or OAK BROOK Preferred Stock, as the case may be, into which the PVAXX Shares therefor represented by the certificate so surrendered shall have been converted as aforesaid.


     1:7:4 ADDITIONAL CONSIDERATION.

On the Closing Date, PVAXX will pay to the Majority Shareholders (Werner and Thatcher) two hundred thousand dollars (USD 200,000) to cover advisory, consulting, legal and accounting service fees, as well as transactional costs, including, but not limited to, filing fees, recording fees, communication fees and post-closing costs.


1:8  CLOSING OF PVAXX TRANSFER BOOKS.

At the Closing Date, holders of certificates representing PVAXX Shares that were outstanding immediately prior to the Closing Date shall cease to have any rights as stockholders of PVAXX, and the stock transfer books of PVAXX shall be closed with respect to all shares of such common stock outstanding immediately prior to the Closing Date. As of the date of execution of this Agreement, no further transfer of any such PVAXX Shares shall be made on such stock transfer books after the Closing Date. If, after the Closing Date, a valid certificate previously representing any PVAXX Shares (a "PVAXX Stock Certificate") is presented to OAK BROOK, such PVAXX Stock Certificate shall be canceled and shall be exchanged as provided in Section 1:7:3.


1:9  EXCHANGE OF CERTIFICATES.

(A) Upon surrender of a PVAXX Stock Certificate to the Transfer Agent for exchange, together with such other documents as may be reasonably required by OAK BROOK, the holder of such PVAXX Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole OAK BROOK Shares that such holder has the right to receive pursuant to the provisions of Section 1:7, and PVAXX Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this
Section 1:10, each PVAXX Stock Certificate shall be deemed, from and after the Closing Date, to represent only the right to receive upon such surrender a certificate representing shares of OAK BROOK Common Stock or OAK BROOK Preferred Stock, as the case may be, as contemplated by Section 1:7. If any PVAXX Stock Certificate shall have been lost, stolen or destroyed, OAK BROOK may, in its discretion and as a condition precedent to the issuance of any certificate representing OAK BROOK Common Stock or OAK BROOK Preferred Stock, as the case may be, require the owner of such lost, stolen or destroyed PVAXX Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as OAK BROOK may reasonably direct) as indemnity against any claim that may be made against OAK BROOK with respect to such PVAXX Stock Certificate.

(B) No dividends or other distributions declared or made with respect to OAK BROOK Common Shares or OAK BROOK Preferred Shares, as the case may be, with a record date after the Closing Date shall be paid to the holder of any un-surrendered PVAXX Stock Certificate with respect to the shares of OAK BROOK represented thereby until such holder surrenders such PVAXX Stock Certificate in accordance with this Section 1:7:3 (at which time such holder shall be entitled to receive all such dividends and distributions).

(C) OAK BROOK shall not be liable to any holder or former holder of preferred or common stock of PVAXX for any shares of OAK BROOK Common Stock or OAK BROOK Preferred Stock, as the case may be, (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.


1:10 PVAXX SHAREHOLDER APPROVAL; DISSENTING SHARES.

Based  upon  their  approval  of  the  PVAXX Share Exchange,  each  of  the
shareholders  of  PVAXX  (the  "PVAXX  Shareholders")   hereby  agrees  and
acknowledges the following:

(A) that the terms of the PVAXX Share Exchange, this Agreement, and all other agreements contemplated herein are hereby approved, ratified and confirmed and the officers of PVAXX are, and each of them hereby is, authorized and directed, in the name and on behalf of PVAXX, to consummate the transactions contemplated by this Agreement, on the terms set forth in such documents and such other agreements, and any amendments thereto, as the officers executing such agreements may in their discretion deem reasonable and appropriate; and

(B) that he or she hereby agrees to waive any "appraisal rights" within the meaning of Section 10.22 ET SEQ. of the Florida General Corporation Law with respect to the PVAXX Share Exchange.


1:11 ACCOUNTING AND TAX TREATMENT.

     1:11:1 GAAP TREATMENT.

The assets and liabilities of PVAXX shall be taken up on the books of the Share Exchange Surviving Corporation in accordance with generally accepted accounting principles, and the capital surplus and retained earnings accounts of the Share Exchange Surviving Corporation shall be determined, in accordance with generally accepted accounting principles, by the board of directors of the Share Exchange Surviving Corporation. Nothing herein shall prevent the board of directors of the Share Exchange Surviving Corporation from making any future changes in its accounts in accordance with law.

     1:11:2 FEDERAL INCOME TAX TREATMENT OF PVAXX SHARE EXCHANGE.

The   PVAXX   Share   Exchange   is  intended  to  qualify  as  a  tax-free
reorganization Share Exchange transaction described in <section> 368 of the Internal Revenue Code of 1986, as amended (the "Code").


                               ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF PVAXX


     2:1 REPRESENTATIONS AND WARRANTIES OF PVAXX.

Representations and warranties shall be made by PVAXX and shall survive the Effective Date of the PVAXX Share Exchange for one (1) year, subject to mutually satisfactory exceptions, claims and caveats:

     2:1:1 DISCLOSURE SCHEDULE.

Except as set forth in the schedule of disclosure attached hereto as Appendix IV (the "Disclosure Schedule"), PVAXX hereby represents and warrants as follows:

     2:1:2 ORGANIZATION, STANDING AND QUALIFICATION.

PVAXX and all of its subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the respective jurisdictions where they have been organized, and have all requisite corporate powers and authority to own, to lease or to operate their properties and to carry on their business as it is now being conducted.

     2:1:3 AUTHORITY.

The execution and delivery of this Agreement has been authorized by the Board of Directors of PVAXX, and the completion of these transactions have been duly and validly authorized by all necessary corporate and shareholder action on the part of PVAXX. This Agreement has been duly executed and delivered by PVAXX and, assuming the due and valid execution and delivery of this Agreement by the other parties hereto, constitutes the legal, valid and binding obligation of PVAXX, to the extent applicable, enforceable in accordance with its terms, all as may be subject to or affected by any bankruptcy, reorganization, insolvency, moratorium or similar laws of general application from time to time in effect and relating to or affecting the rights or remedies of creditors generally.


     2:1:4 NO CONFLICT, BREACH, DEFAULT OR VIOLATION.

Except as set forth in Section 2:1:4 of the Disclosure Schedule, the execution and delivery of this Agreement does not, and the completion of transactions contemplated by this Agreement will not conflict with, result in a breach of or the acceleration of any obligation under, or constitute a default or event of default (or event which with notice or lapse of time or both would constitute a default) under, any provision of any charter, bylaw, indenture, mortgage, lien, lease, license, agreement, contract, permit, order, judgment, or, to the best of the PVAXX's knowledge, any judicial or administrative decree, ordinance or regulation, or any restriction to which any property of PVAXX is subject or by which PVAXX is bound, the result of which would have a material adverse effect on the business of PVAXX.

     2:1:5 APPROVALS.

No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental agency or instrumentality, domestic or foreign (a "Governmental Entity"), or third party is required by or with respect to PVAXX or any PVAXX Shareholder in connection with the execution and delivery by PVAXX or any PVAXX Shareholder of this Agreement, or the completion of the transactions contemplated hereby, the absence of which would have a material adverse effect on PVAXX.

     2:1:6 CAPITALIZATION OF PVAXX AND SUBSIDIARIES.

     (a) The authorized capital stock of PVAXX consists of forty million (40,000,000) shares of PVAXX common stock, $0.01 par value per share, of which twenty million (20,000,000) are issued and outstanding, and ten million (10,000,000) shares of PVAXX preferred stock, $20.00 par value per share, of which ten million (10,000,000) are issued and outstanding (collectively the "PVAXX Shares"). The PVAXX Shares are validly issued, fully paid and non-assessable and not subject to preemptive rights. Section 2:1:6 of the Disclosure Schedule sets forth a true, complete and correct list of the holders of record of the issued and outstanding PVAXX Shares, and all claims, commitments or agreements to which PVAXX is a party or by which it is bound, obligating PVAXX to issue, deliver or sell, or to cause to be issued, delivered or sold, additional shares of capital stock of PVAXX or obligating PVAXX to grant, extend or enter into any such option, warrant, call, right or agreement with respect to its capital stock. There are no agreements obligating PVAXX to redeem, repurchase or otherwise acquire the capital stock of PVAXX, or any other securities issued by it, or to register the sale of the capital stock of PVAXX under applicable securities laws. There are no agreements or arrangements prohibiting or otherwise restricting the payment of dividends or distributions to the PVAXX Shareholders by PVAXX.

     2:1:7 INFORMATION SUPPLIED.

To  the best knowledge of PVAXX or any  of  its  subsidiaries,  no  written statement, certificate, schedule, list or other written information furnished by or on behalf of PVAXX or any of its subsidiaries on or prior to the date hereof in connection herewith contains (after giving effect to any correction thereof furnished to PVAXX or any of its subsidiaries in writing prior to the date hereof) any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.


     2:1:8 FINANCIAL STATEMENTS.

PVAXX has furnished to OAK BROOK true, complete and correct copies of the audited balance sheet at March 31, 2000 and the related audited income statement, and statements of operations, cash flows and changes in stockholders equity for the same year ended (all of these financial statements being collectively referred to herein as the "PVAXX Financials"). The PVAXX Financials are consistent in all material respects with the books and records of PVAXX, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of PVAXX as at the date thereof.

     2:1:8 LIABILITIES.

To the best of PVAXX's knowledge, PVAXX has no liabilities or obligations, either accrued, absolute, contingent, or otherwise, required to be but not reflected or reserved against in the PVAXX Financials in accordance with generally accepted accounting principles, except those incurred in the ordinary course of business, or those that are not material, and PVAXX knows of no potential liability that would result in material adverse effect on the business of PVAXX, other than those (a) reflected or reserved against in the PVAXX Financials, (b)incurred in the ordinary course of business since March 31, 2000 or (c) set forth in Section 2:1:8 of the Disclosure Schedule.

     2:1:9 ADDITIONAL INFORMATION.

Section 2:1:9 of the Disclosure Schedule sets forth a true, complete and correct list, or references the attachment as an appendix thereto, of the following items:

          2:1:9:1 REAL PROPERTY.

Section 2:1:9:1 of the Disclosure Schedule sets forth a true, complete and correct list of all real property and structures thereon, presently (i) owned by, or subject to a contract of purchase and sale or option agreement involving PVAXX (collectively, the "Real Property"), (ii) leased by, or subject to a lease commitment involving, PVAXX (collectively, the "Leased Property"), with a description of: (x) the general use to which such real property is or was put; (y) the general nature and amount of any Encumbrances thereon; and (z) if leased the name of the lessor and a true, complete and correct copy of any written agreement pursuant to which such real property is leased.

          2:1:9:2 MACHINERY AND EQUIPMENT.

Section 2:1:9:1 of the Disclosure Schedule sets forth a true, complete and correct list of all machinery, work product, tools, equipment, furnishings, and fixtures (excluding such items that had a cost basis of $20,000 or less at the date hereof) owned, leased or subject to a contract of purchase and sale or lease commitment, by PVAXX with, to the extent practical, a description with respect to each such of: (i) the serial number of such item; (ii) the general location at which such item is kept; (ii) whether such item is owned or leased; (iv) if owned, a general description of the nature and amount of any Encumbrances thereon; and (v) if leased, the name of the lessor and a true, complete and correct copy of any written agreement pursuant to which such item is leased.

          2:1:9:3 RECEIVABLES.

Section 2:1:9:3 of the Disclosure Schedule sets forth a true, complete and correct list of all accounts and notes receivable presently owned by PVAXX, together with an appropriate aging schedule, as of March 31, 2000, which list separately all amounts receivable from the PVAXX Shareholders, director, officer, employee, or agent of PVAXX, from or from any of their respective affiliates. All accounts and notes receivable of PVAXX represent bona fide claims against debtors for services performed or other charges arising in the ordinary course of business and are subject to no material defenses, counterclaims or rights of set-off.

          2:1:9:4 PAYABLES.

Section 2:1:9:1 of the Disclosure Schedule sets forth a true, complete and correct list of all accounts and notes payable owed by PVAXX, together with an appropriate aging schedule, as of March 31, 2000, which list separately all such amounts payable to any PVAXX Shareholder, director, officer, employee, or agent of PVAXX, to PVAXX Shareholders or to any of the irrespective affiliates. To the best of PVAXX's knowledge, all accounts and notes payable of PVAXX represent bona fide claims against PVAXX for services performed or other charges arising in the ordinary course of business.

          2:1:9:5 CONTRACTS.

Section 2:1:9:5 of the Disclosure Schedule sets forth a true, complete and correct list of all contracts, agreements and commitments of PVAXX, whether or not made in the ordinary course of business, including leases under which PVAXX is lessor or lessee, which are to be performed in whole or in part after the Effective Date, and which (i)involve or may involve aggregate payments by or to PVAXX of $20,000 or more after the Effective Date, (ii) are not terminable by PVAXX without premium or penalty on 60 (or fewer) days' notice, (iii)purport to prohibit or restrict the ability of PVAXX to participate or compete in any material line of business or with any person, (iv) purport to prohibit or restrict another person's ability to be in the line of business of PVAXX or to compete with PVAXX or
(v) are otherwise material to the business or properties of PVAXX. To the best of PVAXX' knowledge, except as set forth on Schedule 2:1:9:5 of the Disclosure Schedule, PVAXX has complied in all material respects with all commitments, contracts, agreements and obligations pertaining to it listed on Section 2:1:9:5 of the Disclosure Schedule and is not in material default under any such contracts and agreements and no notice of material default has been received, in each case which would have a material adverse effect on the business of PVAXX.


          2:1:9:6 LICENSES; PERMITS.

All approvals, authorizations, consents, licenses, orders, franchises, rights, registrations and permits of any type held by PVAXX, which together constitute all material approvals, authorizations, consents, licenses, orders, franchises, rights, registrations and permits (the "Permits") required to operate its business as presently conducted. To the best of PVAXX' knowledge, all such Permits are currently in full force and effect and PVAXX is in compliance therewith, except to the extent noncompliance would not have a material adverse effect on the business of PVAXX. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby will not result in any revocation, cancellation, suspension or modification of any such approval, authorization, consent, license, order, franchise, right, registration or permit, which revocation, cancellation, suspension or modification would have a material adverse effect on the business of PVAXX.

          2:1:9:7 EMPLOYMENT AGREEMENTS.

Except for the Employment Agreements substantially in the form attached hereto as Appendix V (the "Employment Agreements"), there are no oral or written employment or consulting agreements to which PVAXX is a party or by which PVAXX is bound, including, without limitation, all oral or written employment or consulting agreements or any other arrangements with any person which provide for the payment of any consideration by PVAXX to such person as a result of the termination of such person's employment with PVAXX, or on the completion of the transactions contemplated hereby.

          2:1:9:8 INSURANCE POLICIES.

Section 2:1:9:8 of the Disclosure Schedule sets forth a true, complete and correct list of all (i) policies of property, fire and casualty, product liability, worker's compensation, professional liability and title insurance and other forms of insurance, under which PVAXX is insured, and
(ii) bonds issued or posted by any person which respect to any operation or other activities of PVAXX.

          2:1:9:9 TRANSACTIONS WITH MANAGEMENT.

Section 2:1:9:1 of the Disclosure Schedule sets forth a true, complete and correct list of all material contracts, leases and commitments by and between PVAXX and any of its officers, directors, stockholders, employees, or agents, or any affiliate of any such person. Except as identified in
Section 2:1:9:1 of the Disclosure Schedule, none of the officers, directors, stockholders, or employees of PVAXX owns, leases or licenses any interest in any asset used by PVAXX in its business, other than solely by and through ownership of the capital stock of PVAXX.

          2:1:9:10 ASSUMED NAMES.

All assumed or fictitious names under which PVAXX engages in or conducts any business.

          2:1:9:11 PERSONNEL.

With respect to PVAXX, section 2:1:9:11 of the Disclosure Schedule sets forth a true, complete and correct list of: (i) the name, current salary or wage rate of each employee; (ii) the current bonus arrangements applicable to each employee; (iii) any other material compensation arrangements (excluding employee insurance or benefit plans) with each employee; and (iv) a description of any licenses or permits held by an employee that are material and germane to the business of PVAXX.

          2:1:9:12 BANK ACCOUNTS AND POWERS OF ATTORNEY.

Section 2:1:9:12 of the Disclosure Schedule sets forth the name and address of each bank or other financial institution in which PVAXX has an account or safe deposit box, the account number, the account name and type of account, the names of all persons authorized to draw thereon and have access thereto, and the name of all persons, if any, holding powers of attorney to act for PVAXX, and the name and address of al persons, other than officers and full-time employees, authorized to bind PVAXX contractually, including, without limitation, independent marketing agents or independent contractors.

     2:1:10 LITIGATION.

Except as set forth in Section 2:1:10 of the Disclosure Schedule, there is no each suit, action, proceeding or investigation pending or, to the best knowledge of PVAXX, threatened against or affecting PVAXX (or any of its officers or directors in connection with the business of PVAXX), nor is there any outstanding judgment, order, writ, injunction or decree against PVAXX.

     2:1:11 ABSENCE OF CERTAIN CHANGES.

To the best of PVAXX's knowledge, since the year end period of March 31, 2000, there has not been: (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of PVAXX; (ii) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties or business of PVAXX; (iii) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of PVAXX; (iv) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by PVAXX to any of its officers, directors, employees, consultants or agents other than raises or increases in compensation consistent with prior policy that are not in excess of five percent of the individual's annual compensation or hourly rate; (v) the creation of any material Encumbrance on any of the assets of PVAXX, or the amendment, modification or extension of any existing material Encumbrance on any such asset other than any such creation, amendment, modification or extension effected (A) in the ordinary course of business,
(B) as required in connection with the PVAXX Share Exchange, or (C) for current taxes or assessments which are not yet due, or being contemplated in good faith by appropriate proceedings; (vi) any sale, assignment, transfer, conveyance, lease, hypothecation, abandonment or other disposition of or agreement to sell, assign, transfer, convey, lease, hypothecate, abandon or otherwise dispose of, any of the material assets of PVAXX, other that (A) assets sold in the ordinary course of business, or;
(B) any assets which are scrapped as obsolete in conformance with customary procedure.

     2:1:12 TITLE TO ASSETS; ENCUMBRANCES.

          2:1:12:1 Except as set forth in Section 2:1:12 of the Disclosure Schedule, to the best of PVAXX's knowledge, PVAXX owns its material assets, whether real, personal or intangible, free and clear of all Encumbrances, except for (i) liens for current taxes and assessments not yet due, or being contested in good faith by appropriate proceedings,
(ii) mechanic's liens arising under the operation of law or for actions contested in good faith or for which payment arrangements have been made,
(iii) liens granted or incurred by PVAXX in the ordinary course of its business or in connection with the financing of office space, furniture and equipment in the ordinary course of its business, (iv) easements,
covenants,  restrictions   and  other exception to title of record (which do
not materially and adversely affect the operation of PVAXX), (v) Encumbrances reflected on the balance sheet at March 31, 2000 of PVAXX;

          2:1:12:2 To the best of PVAXX's knowledge, there are no parties in possession of any of the material assets of PVAXX other than PVAXX, other than personal property held by third parties in the reasonable and ordinary course of business. Subject to the Encumbrances set forth in
Section 2:1:12 of the Disclosure Schedule or described in Section 2:1:12:1, PVAXX enjoys full, free and exclusive use and quiet enjoyment of its material assets and its rights pertaining thereto. To the best of PVAXX's knowledge, PVAXX enjoys peaceful and undisturbed possession under all leases under which it is lessee.

     2:1:13 CONDITION OF ASSETS.

          2:1:13:1 To the best of PVAXX's knowledge, each of the buildings, structures, equipment or other items of tangible personal property of PVAXX with a cost basis of at least $20,000 is in working order and repair, ordinary wear and tear excepted.

     2:1:14 TAXES AND RETURNS.

          2:1:14:1 To the best of PVAXX's knowledge, PVAXX has (i) filed all tax returns and reports required to be filed by it and (ii) paid all taxes, assessments and governmental charges and penalties which it has incurred and which have become due and payable, except such as are being or may be contested in good faith by appropriate proceedings or relate to the fiscal year ended December 31, 1999. To the best of PVAXX's knowledge, PVAXX is not delinquent in the payment of any material tax, assessment or governmental charge, and no deficiencies for any taxes have been proposed, asserted, or formally assessed against PVAXX, and no requests for waivers of the time to assess any such tax are pending. The PVAXX Financials reflect an adequate accrual, based on the facts and circumstances existing as of the date hereof, for all material taxes payable by PVAXX (whether or not shown in any return) through the date thereof.

     2:1:15 EMPLOYMENT PRACTICES.

To the best of PVAXX's knowledge, PVAXX has complied with the Occupational Safety and Health Act and all other laws relating to equal employment of labor including, without limitation, laws relating to equal employment opportunity and employment discriminations, employment of illegal aliens, wages, hours and collective bargaining, the violation or failure to comply with which would have a material adverse effect on the business of PVAXX. Notwithstanding anything here into the contrary, PVAXX has complied with all laws relating to the collection and payment of social security and withholding taxes, or both, and similar taxes except where the failure to comply with such laws would not have a material adverse effect on the business of PVAXX. To the best of PVAXX's knowledge, PVAXX is not liable for any arrearage of wages or any taxes or penalties for failure to comply with any of the foregoing, which would have a material adverse effect on the business of PVAXX. To the best knowledge of PVAXX, there are no organizational efforts presently being made or threatened by or on behalf of any labor union with respect to any employees of PVAXX, which would have a material adverse effect on the business of PVAXX.

     2:1:16 COMPLIANCE WITH LAW.

To the best knowledge of PVAXX, PVAXX is in compliance with and is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to: (a) any applicable law, rule, regulation or statute applicable to the operations of PVAXX, or (b) any order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court or any Government Entity to which PVAXX is a party or by which PVAXX is bound, which violation or default or alleged violation or default would materially and adversely affect the business, operations, properties, assets, profits or condition of PVAXX.

     2:1:17 ENVIRONMENTAL REQUIREMENTS AND HEALTH AND SAFETY REQUIREMENTS.

To the best of PVAXX's knowledge, there are no material claims and complaints, or reports or other documents related to such material claims or complaints, in the files of PVAXX made by or against PVAXX during the past three years pursuant to Environmental Requirements or Health or Safety Requirements (other than those documents which PVAXX has determined, in good faith and after consultation with counsel, should remain protected by the attorney-client privilege). At present, to the best of PVAXX's knowledge, none of the operations of PVAXX is subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a material violation of or a material liability under any Environmental Requirement or any Health and Safety Requirement.

     2:1:18 BOOKS AND RECORDS.

To the best of PVAXX's knowledge, all the records and stock minute books of PVAXX have been delivered to or made available upon request for inspection by OAK BROOK. To the best of PVAXX's knowledge, such books and stock minute books are true and correct in all material respects.

     2:1:19 COMPLIANCE WITH ERISA.

Except as set forth in Section 2:1:19 PVAXX has no other benefit plans (the "Benefit Plans") within the meaning of the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws to the best of PVAXX's knowledge.

          2:1:19:1 PROHIBITED TRANSACTIONS.

To the knowledge of PVAXX and all its subsidiaries, PVAXX or any of its subsidiaries have not engaged in a transaction in connection with which it could be subject (either directly or indirectly) to a material liability for either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

          2:1:19:2 PLAN TERMINATION; MATERIAL LIABILITIES.

To the best of PVAXX's knowledge, there has been no termination of an "employee pension benefit plan" as defined in ERISA which is subject to Title IV of ERISA (a "Statutory Plan") or trust created under any Statutory Plan that would give rise to a material liability to the Pension Benefit Guaranty Corporation ("PBGC") on the part of PVAXX or any of its subsidiaries. To the best knowledge of PVAXX and all of its subsidiaries, all statutory Plans intended to be tax-qualified under Section 401(a) or 403(a) of the Code have complied in the past, both in form and operation, with every provision of the Code, regulation promulgated pursuant thereto, and every ruling, notice or announcement issued by the Internal Revenue Service necessary to maintain the qualified status of such Statutory Plans, except where non compliance would not have a material adverse effect on PVAXX or any of its subsidiaries. No material liability to the PBGC has been or is expected to be incurred with respect to any Statutory Plan. The PBGC has not instituted proceedings to terminate any Statutory Plan. To the best knowledge of PVAXX and all of its subsidiaries, there exists no condition or set of circumstances which presents a material risk of termination or partial termination of any Statutory Plan by the PBGC.

          2:1:19:3 ACCUMULATED FUNDING DEFICIENCY.

To the best of PVAXX's knowledge, full payment has been made of all amounts, if any, which are required under the terms of each statutory plan, ERISA or other applicable laws to have been paid as contributions to such Statutory Plan, and no accumulated funding deficiency (as defined in
Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Statutory Plan.

          2:1:19:4 RELATIONSHIP OF BENEFITS TO PENSION PLAN ASSETS.

To the best of PVAXX's knowledge, the current value of all accrued benefits, both vested and unvested, under all Statutory Plans does not exceed the current value of the assets of such Statutory Plans allocable to such accrued benefits, except as disclosed in the financial statements described in Section 2:1:19. For purposes of the representation in this
Section 2:1:19:4,  the  term  "current value" has  the meaning specified in
Section 4062(b)(1)(A) of ERISA, the term "accrued benefit" has the meaning specified in Section 3 of ERISA and "current value" is based upon the same actuarial assumptions used by OAK BROOK.

          2:1:19:5 EXECUTION OF AGREEMENTS.

To the best of PVAXX's knowledge, the execution and delivery of this Agreement and the Transaction Documents, and the consummation of the transaction contemplated hereby will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.


          2:1:19:6 FIDUCIARY LIABILITY.

To the best of PVAXX and its subsidiaries' knowledge, there have been no acts, failures to act, omissions or transactions involving a Statutory Plan or the assets thereof which could result in imposition on PVAXX or its subsidiaries (whether direct or indirect) of material damages or liability in actions brought under Section 502 or Sections 404 through 409 of ERISA.

          2:1:19:7 PENDING CLAIMS.

To the best of PVAXX and its subsidiaries knowledge, there are no claims, pending or overtly threatened, involving any of the Benefit Plans by any current or former employee (or beneficiary thereof) of PVAXX which allege any material violation of ERISA or the terms of the Benefit Plans, nor is there any reasonable basis to anticipate any such claims involving such Benefit Plans which would likely be successfully maintained against PVAXX or any of it subsidiaries.

          2:1:19:8 MULTIEMPLOYER PLANS.

To the best of PVAXX's knowledge, neither PVAXX nor any trade or business (whether or not incorporated) which together with PVAXX or any its subsidiaries would be deemed to be a "single employer" within the meaning of Section 400(b) of ERISA or Subsections 414(b), (c), (m) or (o) of the Code sponsors, maintains, or contributes to, or has at any time in the six year period proceeding the date of this Agreement sponsored, maintained or contributed to, any place (not exempt from the provisions of ERISA), including, but not limited to, any plan which is a "multiemployer plan" as such term is defined in Section 3(37) or 4001(a)(3) of ERISA.

          2:1:19:9 NO REPORTABLE EVENT.

To the best of PVAXX or any of its subsidiaries' knowledge, there has been no "reportable event" (within the meaning of Section 4043(b) of ERISA with respect to a Statutory Plan) or any "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975(c) of the Code) with respect to any of the Employee Plans. All reporting and disclosure requirements under Title I of ERISA have been met.

     2:1:20 NO UNDISCLOSED DEFAULTS.

To the best knowledge of PVAXX and any of its subsidiaries, neither PVAXX or any of its subsidiaries is not in material default with respect to any obligation, agreement or covenant to be performed by it under any contract or arrangement of any kind, which default would have a material adverse effect on PVAXX or any of its subsidiaries.


                                ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF OAK BROOK

Representations and warranties shall be made by OAK BROOK and shall survive the Effective Date of the PVAXX Share Exchange for a period of one (1) year, subject to mutually satisfactory exceptions, claims and caveats:


     3:1 REPRESENTATIONS AND WARRANTIES OF OAK BROOK.

OAK BROOK represents and warrants to PVAXX as follows:

     3:1:1 ORGANIZATION AND STANDING.

OAK BROOK is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is duly authorized, qualified and in good standing under all applicable laws, regulations, ordinances and orders of public authorities and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so authorized, qualified or licensed would not have a material adverse effect on the business of OAK BROOK and its subsidiaries, taken as a whole. OAK BROOK is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities, makes such licensing or qualification necessary, except for where the failure to be so licensed and qualified would not have a material adverse effect on the business of OAK BROOK.

True and correct copies of the Articles of Incorporation (certified by the Secretary of State of the States of Colorado) and the Bylaws, as amended, of OAK BROOK (certified by the Secretary of the respective corporations) are attached hereto as Section 3:1:1 of the Disclosure Schedule.

     3:1:2 AUTHORITY.

OAK BROOK has the necessary corporate power and authority to enter into this Agreement, as well as the Transaction Documents more fully defined in
Section 6:4, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents, and the completion of the transactions contemplated hereby and thereby have been duly authorized by corporate action of the part of the Board of Directors of OAK BROOK, and subject to the majority affirmative vote of the shareholders pursuant to Article 7-111-101-109 of the Colorado Business Corporation Act in order to approve this Agreement and the Transaction Documents, no further corporate proceedings on the part of OAK BROOK will be necessary. When issued pursuant to this Agreement, the Shares of OAK BROOK Common Stock and OAK BROOK Preferred Stock to be issued to PVAXX Shareholders on the Effective Date will be duly authorized, validly issued, fully paid and non-assessable, and the OAK BROOK Shares to be issued to PVAXX Shareholders on the Effective Date shall be legally equivalent in all respects to the OAK BROOK Common Stock issued and outstanding as of the date hereof. This Agreement has been executed and delivered by OAK BROOK and constitutes the legal, valid and binding obligation of OAK BROOK, enforceable in accordance with its terms. As of the Effective Date, each of the Transaction Documents will constitute a legal, valid and binding obligation of OAK BROOK, each enforceable in accordance with its terms.

     3:1:3 NO CONFLICT, DEFAULT, BREACH OR VIOLATION.

The execution and delivery of this Agreement does not, and the completion of the transactions contemplated hereby and thereby will not, conflict with or result in a breach of or the acceleration of any obligation under, or constitute a default or event of default (or event which with notice or lapse of time or both would constitute a default) under, any provision of any charter, bylaw, indenture, mortgage, lien, lease, agreement, contract, order, judgment, or, to the best knowledge of OAK BROOK, any judicial or administrative decree, ordinance or regulation, permit, license, franchise or any restriction to which any property of OAK BROOK or any of its subsidiaries is subject or by which OAK BROOK or any of its subsidiaries is bound, the effect of which would be materially adverse to OAK BROOK and its subsidiaries taken as a whole. Neither OAK BROOK nor any of its subsidiaries is alleged to be in violation or default or under any applicable law, statute, order, rule or regulation promulgated or judgment entered by any Governmental Entity, relating to or affecting the operation, conduct or ownership of the property or business of OAK BROOK or such subsidiaries, which violation or default or alleged violation or default would have a material, adverse effect, on OAK BROOK and its subsidiaries taken as a whole.

     3:1:4 APPROVALS.

Except for usual and customary compliance with the Securities Act, the securities or blue sky laws of various states as set forth in Section 3:1:4 of the Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental agency or instrumentality, domestic or foreign (a "Governmental Entity"), or third party is required by or with respect to OAK BROOK in connection with the execution and delivery by OAK BROOK of this Agreement, or the completion of the transactions contemplated hereby, the absence of which would have a material adverse effect on OAK BROOK.

     3:1:5 SEC DOCUMENTS; FILINGS; FINANCIAL STATEMENTS.

          (A) OAK BROOK has delivered to PVAXX accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by OAK BROOK with the SEC between May 1, 1998 and the date of this Agreement (the "OAK BROOK SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the OAK BROOK SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the OAK BROOK SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (B) The consolidated financial statements contained in the OAK BROOK SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of OAK BROOK and its subsidiaries as of the respective dates thereof and the consolidated results of operations of OAK BROOK and its subsidiaries for the periods covered thereby.

     3:1:6 CAPITALIZATION OF OAK BROOK.

The authorized capital stock of OAK BROOK consists of forty million (40,000,000) shares of no par value OAK BROOK Common Stock, of which one million three hundred twenty-eight thousand (1,328,000) shares are outstanding and owned by OAK BROOK, and ten million (10,000,000) shares of OAK BROOK Preferred Stock, no par value, of which no shares are outstanding.

All of the issued and outstanding shares of capital stock of OAK BROOK have been duly and validly authorized and validly issued and are fully paid and non-assessable. As of the date hereof, except as disclosed herein, there are no authorized or outstanding subscriptions, options, conversion rights, warrants or other agreements, securities or commitments of any nature whatsoever (whether oral or written and whether firm or conditional) obligating OAK BROOK or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, to any person any shares of OAK BROOK Common Stock, OAK BROOK Preferred Stock or any other shares of the capital stock of OAK BROOK or any shares of the capital stock of any of its subsidiaries, or any securities convertible into or exchangeable for any such shares, or obligating any such person to grant, extend or enter into any such agreement or commitment. Except as set forth in Section 3:1:8 of the Disclosure Schedule, there are no agreements obligating OAK BROOK to redeem, repurchase or otherwise acquire the capital stock of OAK BROOK, or any other securities issued by it, or to register the sale of the capital stock of OAK BROOK under applicable securities laws. Except as set forth in Section 3:1:6 of the Disclosure Schedule, there are no agreements or arrangements prohibiting or otherwise restricting the payment of dividends or distributions to the OAK BROOK Shareholders by OAK BROOK.

     3:1:7 INFORMATION SUPPLIED.

To the best knowledge of OAK BROOK, no written statement, certificate, schedule, list or other written information furnished by or on behalf of OAK BROOK to PVAXX on or prior to the date hereof in connection herewith contains (after giving effect to any correction thereof furnished to PVAXX in writing prior to the date hereof) any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

     3:1:8 TITLE TO ASSETS; ENCUMBRANCES.

          3:1:8:1 Except as set forth in Section 3:1:8 of the Disclosure Schedule, OAK BROOK and its subsidiaries own their respective assets, whether real, personal or intangible, free and clear of all Encumbrances, except (i) liens for current taxes and assessments not yet due or being contested in good faith by appropriate proceedings, (ii) mechanic's liens arising under the operation of law or for actions contested in good faith or for which payment arrangements have been made, (iii) liens granted or incurred by OAK BROOK or any of its subsidiaries in the ordinary course of its business or in connection with the financing of office space, furniture and equipment in the ordinary course of its business, (iv) easements, covenants, restrictions and other exceptions to title of record which do not materially and adversely affect the operations of OAK BROOK and its subsidiaries, (v) such Encumbrances as do not secure indebtedness in excess of $10,000, which in the aggregate (meaning as to OAK BROOK and all of its subsidiaries) do not secure indebtedness in excess of $10,000, or are otherwise described in Section 3:1:8 of the Disclosure Schedule, or
(vi)  Encumbrances reflected in the SEC Documents;

          3:1:8:2 Except as set forth in the 10-KSB for the period ended December 31, 1999 ("10-K") or Section 3:1:8 of the Disclosure Schedule, there are no parties in possession of any of the assets of OAK BROOK or its subsidiaries other than OAK BROOK or such subsidiaries, other than personal property held by third parties in the reasonable and ordinary course of business. Except as set forth in the 10-K or Section 3:1:8 of the Disclosure Schedule, OAK BROOK and each of its subsidiaries enjoy full, free and exclusive use and quiet enjoyment of their respective assets and all rights pertaining thereto, and OAK BROOK and its subsidiaries enjoy peaceful and undisturbed possession under all leases under which any of them is lessee.

     3:1:9 SUBSIDIARIES.

Section 3:1:9 of the Disclosure Schedule sets forth a complete and correct list of each subsidiary of OAK BROOK, together with the jurisdiction of incorporation or organization of such subsidiary and the percentage of each such subsidiary's outstanding capital stock or other equity interest owned by OAK BROOK or another subsidiary of OAK BROOK.

Except as set forth in the 10-K or Section 3:1:9 of the Disclosure Schedule, OAK BROOK owns all of the securities of each of its operating subsidiaries, free and clear of all Encumbrances, and all capital stock of such subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable. None of the subsidiaries has any commitment to issue or sell any shares of its capital stock, or any securities or obligations convertible into or exchangeable for, or to give any person other than OAK BROOK any right to acquire from it, any shares of its capital stock. Each subsidiary is a corporation duly organized validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and all necessary authorizations to own all of its properties and assets and to carry on its business as it is now being conducted, and, to the extent required by law, is duly qualified to do business and is in good standing in each jurisdiction in which it owns property or conducts business, except where the failure to have such authorization or to be so qualified would not have a material adverse effect on the business or operations of OAK BROOK and its subsidiaries as a whole.

     3:1:10 LITIGATION.

Except as set forth in the 10-K or Section 3:1:10 of the Disclosure Schedule, there is no suit, action, proceeding or investigation pending or, to the best knowledge of OAK BROOK, threatened against or affecting OAK BROOK or any of its subsidiaries (or any of its officers or directors in connection with the business of OAK BROOK or any of its subsidiaries), nor is there any outstanding judgment, order, writ, injunction or decree against OAK BROOK or any of its subsidiaries, which suit, action, proceeding or investigation had or could reasonably be expected to have a material adverse effect on OAK BROOK and its subsidiaries, taken as a whole. Except as set forth in the SEC Documents or Section 3:1:10 of the Disclosure Schedule, to the best knowledge of OAK BROOK: (i) there are no facts upon which any action, suit or proceeding could be brought against OAK BROOK or any of its subsidiaries that would have a material adverse
effect   on  OAK  BROOK;  and  (ii)  neither  OAK  BROOK  nor  any  of  its subsidiaries is subject to any court order, writ, injunction, decree, settlement agreement or judgment that contains or orders any ongoing obligations, whether prohibitory or mandatory in nature, on the part of OAK BROOK or its subsidiaries.

     3:1:11 ENVIRONMENTAL REQUIREMENTS AND HEALTH AND SAFETY REQUIREMENTS.

To the best of OAK BROOK's knowledge, Section 3:1:11 of the Disclosure Schedule sets forth true, correct and complete copies of all material claims and complaints, or reports or other documents related to such material claims or complaints, in the files of OAK BROOK made by or against OAK BROOK during the past three years pursuant to Environmental Requirements or Health or Safety Requirements (other than those documents which OAK BROOK has determined, in food faith and after consultation with counsel, should remain protected by the attorney-client privilege). At present, to the best of OAK BROOK's knowledge, none of the operations of OAK BROOK are subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a material violation of or a material liability under any Environmental Requirement or any Health and Safety Requirement, except as set forth in Section 3:1:11 of the Disclosure Schedule.

     3:1:12 ABSENCE OF UNDISCLOSED LIABILITIES.

To the best of OAK BROOK's knowledge, except as set forth in Section 3:1:12 of the Disclosure Schedule, OAK BROOK has no liabilities or obligations, either accrued, absolute, contingent, or otherwise, required to be but not reflected or reserved against in the OAK BROOK Financials in accordance with generally accepted accounting principles, except those incurred in the ordinary course of business, and OAK BROOK knows of no potential liability that would result in material adverse effect on the value or business of OAK BROOK other than those (a) reflected or reserved against in the OAK BROOK Financials, (b)incurred in the ordinary course of business since December 31, 1999 or (c) set forth in Section 3:1:12 of the Disclosure Schedule.

     3:1:13 FINANCIAL STATEMENTS.

OAK BROOK has furnished to PVAXX true, complete and correct copies of the financial statements of OAK BROOK, at and for the fiscal year ended December 31, 1999 and for the interim period ended March 31, 2000 (which financial statements consist of at least a balance sheet, income statement, and statements of operations, cash flows and changes in stockholders equity, and which interim unaudited financial statements consist of at least a balance sheet, income statement, and statement of operations, and will deliver an interim unaudited balance sheet as of March 31, 2000 (all of these financial statements being collectively referred to herein as the "OAK BROOK Financials"). The OAK BROOK Financials will be in accordance with the books and records of OAK BROOK, comply as to form in all material respects with applicable accounting requirements, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of OAK BROOK as at the date thereof. Since December 31, 1999, there has not been, occurred or arisen (a) any material adverse change in the business or the consolidated financial condition of OAK BROOK and its subsidiaries, considered as a whole, from that shown on the aforementioned balance sheet as of December 31, 1999, or (b) any event, condition or state of facts of any character which, to the best of the knowledge of OAK BROOK, materially and adversely affects, or threatens to materially and adversely affect, the business or results of operations or financial condition of OAK BROOK and its subsidiaries, considered as a whole.

     3:1:14 CONTRACTS.

All contracts, agreements and commitments of OAK BROOK, whether or not made in the ordinary course of business, including leases under which OAK BROOK is lessor or lessee, which are to be performed in whole or in part after the Effective Date, and which (i)involve or may involve aggregate payments by or to OAK BROOK of $10,000 or more after the Effective Date, (ii) are not terminable by OAK BROOK without premium or penalty on 60 (or fewer) days' notice, (iii)purport to prohibit or restrict the ability of OAK BROOK to participate or compete in any material line of business or with any person, (iv) purport to prohibit or restrict another person's ability to be in the line of business of OAK BROOK or to compete with OAK BROOK or (v) are otherwise material to the business or properties of OAK BROOK. To the best of OAK BROOK's knowledge, except as set forth on Schedule 3:1:14 of the Disclosure Schedule, OAK BROOK has complied with all commitments, contracts, agreements and obligations pertaining to it listed on Section 3:1:14 of the Disclosure Schedule and is not in material default under any such contracts and agreements and no notice of material default has be received.

     3:1:15 INSURANCE POLICIES.

All (i) policies of property, fire and casualty, product liability, worker's compensation, professional liability and title insurance and other forms of insurance, under which OAK BROOK is insured, and (ii) bonds issued or posted by any person which respect to any operation or other activities of OAK BROOK are in full force and effect on the date hereof.

     3:1:16 TRANSACTIONS WITH MANAGEMENT.

All material contracts, leases and commitments by and between OAK BROOK and any of its officers, directors, stockholders, employees, or agents, or any affiliate of any such person are set forth in Section 3:1:16 of the Disclosure Schedule, and none of the officers, directors, stockholders, or employees of OAK BROOK owns, leases or licenses any interest in any asset used by OAK BROOK in its business, other than solely by and through ownership of the capital stock of OAK BROOK.

     3:1:17 COMPLIANCE WITH ERISA.

Each  benefit  plan set forth in Section 3:1:17 of the  Disclosure Schedule
(collectively the "Benefit Plans") substantially complies with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws. Except as provided in Section 3:1:17 of the Disclosure Schedule, all contributions required to be made to each Benefit Plan under the terms of such Benefit Plans, ERISA or other applicable laws have been timely made. Except as provided in Section 3:1:17 of the Disclosure Schedule.

          3:1:17:1 PROHIBITED TRANSACTIONS.

To the knowledge of OAK BROOK, OAK BROOK has not engaged in a transaction in connection with which it could be subject (either directly or indirectly) to a material liability for either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

          3:1:17:2 PLAN TERMINATION; MATERIAL LIABILITIES.

There has been no termination of an "employee pension benefit plan" as defined in ERISA which is subject to Title IV of ERISA (a "Statutory Plan") or trust created under any Statutory Plan that would give rise to a material liability to the Pension Benefit Guaranty Corporation ("PBGC") on the part of OAK BROOK. To the best knowledge of OAK BROOK, all OAK BROOK statutory Plans intended to be tax-qualified under Section 401(a) or 403(a) of the Code have complied in the past, both in form and operation, with every provision of the Code, regulation promulgated pursuant thereto, and every ruling, notice or announcement issued by the Internal Revenue Service necessary to maintain the qualified status of such Statutory Plans, except where non-compliance would not have a material adverse effect on OAK BROOK. No material liability to the PBGC has been or is expected to be incurred with respect to any Statutory Plan. The PBGC has not instituted proceedings to terminate any Statutory Plan. To the best knowledge of OAK BROOK, there exists no condition or set of circumstances which presents a material risk of termination or partial termination of any Statutory Plan by the PBGC.

          3:1:17:3 ACCUMULATED FUNDING DEFICIENCY.

Except as provided in Section 3:1:17:3 of the Disclosure Schedule, full payment has been made of all amounts which are required under the terms of each statutory plan, ERISA or other applicable laws to have been paid as contributions to such Statutory Plan, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Statutory Plan.

          3:1:17:4 RELATIONSHIP OF BENEFITS TO PENSION PLAN ASSETS.

The current value of all accrued benefits, both vested and unvested, under all Statutory Plans does not exceed the current value of the assets of such Statutory Plans allocable to such accrued benefits, except as disclosed in the financial statements described in Section 3:1:17. For purposes of the representation in this Section 3:1:17:4, the term "current value" has the meaning specified in Section 4062(b)(1)(A) of ERISA, the term "accrued benefit" has the meaning specified in Section 3 of ERISA and "current value" is based upon the same actuarial assumptions used by OAK BROOK.

          3:1:17:5 EXECUTION OF AGREEMENTS.

The execution and delivery of this Agreement and the Transaction Documents, and the consummation of the transaction contemplated hereby will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to
Section 4975 of the Code.

          3:1:17:6 FIDUCIARY LIABILITY.

To the best of OAK BROOK's knowledge, there have been no acts, failures to act, omissions or transactions involving a Statutory Plan or the assets thereof which could result in imposition on OAK BROOK (whether direct or indirect) of material damages or liability in actions brought under Section 502 or Sections 404 through 409 of ERISA.

          3:1:17:7 PENDING CLAIMS.

To the best of OAK BROOK's knowledge, there are no claims, pending or overtly threatened, involving any of the Benefit Plans by any current or former employee (or beneficiary thereof) of OAK BROOK which allege any material violation of ERISA or the terms of the Benefit Plans, nor is there any reasonable basis to anticipate any such claims involving such Benefit Plans which would likely be successfully maintained against OAK BROOK.

          3:1:17:8 MULTIEMPLOYER PLANS.

Except as may be set forth in Schedule 3:1:17 of the Disclosure Schedule, neither OAK BROOK nor any trade or business (whether or not incorporated) which together with OAK BROOK would be deemed to be a "single employer" within the meaning of Section 400(b) of ERISA or Subsections 414(b), (c),
(m) or (o) of the Code sponsors, maintains, or contributes to, or has at any time in the six year period proceeding the date of this Agreement sponsored, maintained or contributed to, any place (not exempt from the provisions of ERISA), including, but not limited to, any plan which is a "multiemployer plan" as such term is defined in Section 3(37) or 4001(a)(3) of ERISA.

          3:1:17:9 NO REPORTABLE EVENT.

To the best of OAK BROOK's knowledge, there has been no "reportable event" (within the meaning of Section 4043(b) of ERISA with respect to a Statutory Plan) or any "prohibited transaction" (as such term is defined in
Section 406 of ERISA and Section 4975(c) of the Code) with respect to any of the Employee Plans. All reporting and disclosure requirements under Title I of ERISA have been met.

     3:1:18 NO UNDISCLOSED DEFAULTS.

Except as set forth in Section 3:1:18 of the Disclosure Schedule, to the best knowledge of OAK BROOK, OAK BROOK is not in material default with respect to any obligation, agreement or covenant to be performed by it under any contract or arrangement of any kind, including, without limitation, those described in Section 3:1:18 of the Disclosure Schedule, which default would have a material adverse effect on OAK BROOK.

     3:1:19 TAXES AND RETURNS.

          3:1:19:1 Except as set forth on Section 3:1:10 of the Disclosure Schedule, OAK BROOK has (i) filed all tax returns and reports required to be filed by it and (ii) paid all taxes, assessments and governmental charges and penalties which it has incurred and which have become due and payable, except such as are being or may be contested in good faith by appropriate proceedings or relate to the fiscal year ended December 31, 1999. Except as set forth on Section 3:1:19 of the Disclosure Schedule, OAK BROOK is not delinquent in the payment of any material tax, assessment or governmental charge, and no deficiencies for any taxes have been proposed, asserted, or formally assessed against OAK BROOK, and no requests for waivers of the time to assess any such tax are pending, the OAK BROOK Financials reflect an adequate accrual, based on the facts and circumstances existing as of the date hereof, for all material taxes payable by OAK BROOK (whether or not shown in any return) through the date thereof. Except as set forth in Section 3:1:19 of the Disclosure Schedule, all tax returns and taxes for periods after December 31, 1999 have or will be filed and paid by OAK BROOK on a timely basis, unless said taxes are being contested in good faith by appropriate proceedings.

     3:1:20 COMPLIANCE WITH LAW.

Except as set forth in Section 3:1:20 or any other Section of the Disclosure Schedule, to the best knowledge of OAK BROOK, OAK BROOK is in compliance with and is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to: (a) any applicable law, rule, regulation or statute applicable to the operations of OAK BROOK, or (b) any order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court or any Government Entity to which OAK BROOK is a party or by which OAK BROOK is bound, which violation or default or alleged violation or default would materially and adversely affect the business, operations, affairs, prospects, properties, assets, profits or condition of OAK BROOK. To the best knowledge of OAK BROOK, OAK BROOK is not delinquent with respect to
(a) any report required to be filed with any Governmental Entity or (b) the preparation and delivery of any reports required by private agreements to which OAK BROOK is a party, which delinquency might materially and adversely affect the business, operations, affairs, prospects, properties, assets, profits, conditions of OAK BROOK.

     3:1:21 ENVIRONMENTAL REQUIREMENTS AND HEALTH AND SAFETY REQUIREMENTS.

To the best of OAK BROOK's knowledge, Section 3:1:21 of the Disclosure Schedule sets forth true, correct and complete copies of all material claims and complaints, or reports or other documents related to such material claims or complaints, in the files of OAK BROOK made by or against OAK BROOK during the past three years pursuant to Environmental Requirements or Health or Safety Requirements (other than those documents which OAK BROOK has determined, in good faith and after consultation with counsel, should remain protected by the attorney-client privilege). At present, to the best of OAK BROOK's knowledge, none of the operations of OAK BROOK or OAK BROOK Subsidiary is subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a material violation of or a material liability under any Environmental Requirement or any Health and Safety Requirement, except as set forth in Section 3:1:21 of the Disclosure Schedule.

     3:1:22 AGREEMENTS, CONTRACTS AND COMMITMENTS.

Except as set forth in Section 3:1:22 of the Disclosure Schedule, OAK BROOK is not a party to (a) any collective bargaining agreement, (b) any bonus, deferred compensation, pension, profit-sharing, or retirement plan or other arrangement, (c) any employment or other agreement, contract, or commitment requiring OAK BROOK to pay any employee more than $100,000 a year or any severance pay in excess of four weeks' salary, (d) any agreement of guarantee or indemnification which involves, singly or together with other such agreements, a potential material liability, (e) any agreement, contract, or commitment which, to the best of the knowledge of OAK BROOK, might reasonably be expected to have a potential material adverse impact on the business, financial condition or earnings of OAK BROOK, (f) any agreement, contract, or commitment containing any covenant limiting the freedom of OAK BROOK to engage in any line of business in any area of the world or to compete with any person, (g) any agreement, contract, or commitment relating to capital expenditures and involving future payments which, together with future payments under all other agreements, contracts, or commitments relating to the same capital project, exceed $500,000, (h) any agreement, contract, or commitment (other than leases of real property) relating to the acquisition of assets or capital stock of any business enterprise, (i) any agreement, contract, or commitment which involves $500,000 or more, or which has a remaining term (including options of renewal or extension to the extent exercisable by a person other than OAK BROOK) of three years or more from the date hereof, or which is not cancelable without penalty of less than $25,000, or (j) any other agreement or contract which OAK BROOK would be required to file with the Securities and Exchange Commission ("SEC") as an exhibit were OAK BROOK to file with the SEC on the date hereof a registration statement on Form SB-1 or SB-2 covering securities to be offered by OAK BROOK to the public. To the best of the knowledge of OAK BROOK, it has not in any material respect breached, nor are there any pending or threatened claim or any legal basis for a claim that it has breached, any of the terms or conditions of (1) any agreement contract or commitment set forth in any of the schedules heretofore delivered by OAK BROOK to PVAXX pursuant to this agreement or
(2) any other agreement, contract or commitment, the breach or breaches of which singly or in the aggregate could result in the imposition of damages in an amount material to OAK BROOK.

     3:1:23 INTELLECTUAL PROPERTY

Section 3:1:23 of the Disclosure Schedule furnished by OAK BROOK to PVAXX correctly sets forth a list of all letters patent, patent applications, inventions upon which patent applications have not yet been filed, trade names, trademarks, trademark registrations and applications, copyrights, copyright registrations and applications, both domestic and foreign, presently owned, possessed, used or held by OAK BROOK. Unless otherwise indicated in such schedule, OAK BROOK owns the entire right, title and interest in and to the same. Such schedule also correctly sets forth a list of all licenses granted/software sales to others by OAK BROOK. All letters patent, patent applications, trade names, trademarks, trademark registrations and applications, copyrights, copyright registrations, and applications, and grants of licenses set forth in such schedule are subject to no pending or, to the best of the knowledge of OAK BROOK threatened challenge except as set forth in said schedule, and neither the execution and delivery of this agreement or of the Articles of Share Exchange not the consummation of this agreement will give any licensor or licensee of OAK BROOK any right to change the terms or provisions of, or terminate or cancel, any license to which is a party. OAK BROOK has not agreed to indemnify any person for or against any infringement of any patent, trademark, or copyright except as shown on Section 3:1:23 of the Disclosure Schedule.

     3:1:24 BROKERS' OR FINDERS' FEES

No agent, broker, person or firm acting on behalf of OAK BROOK or under its authority is or will be entitled to any commission, broker, finder, or financial advisory fees from any of the parties hereto in connection with any of the transactions contemplated herein.


                                ARTICLE IV

                    OBLIGATIONS PENDING EFFECTIVE DATE


     4:1 AGREEMENTS OF PVAXX.

PVAXX agrees that from the date hereof to and through the Effective Date, PVAXX will:


     4:1:1 CORPORATE APPROVALS.

Use its best efforts for the purpose of authorizing and obtaining the consent of the PVAXX Shareholders to this Agreement and the Share Exchange contemplated hereby.

     4:1:2 MAINTENANCE OF PRESENT BUSINESS.

Except as contemplated by this Agreement, operate its business only in the usual, regular, and ordinary manner so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationship with all material customers, suppliers, jobbers, distributors, and others having business dealings with it. If PVAXX proposes to secure a waiver of this covenant from OAK BROOK with respect to a particular transaction, PVAXX shall be deemed in compliance with this covenant if the President of OAK BROOK or his successor does not deliver to PVAXX his objection in writing to any action described in such waiver request within 72 hours of receiving notice of such waiver request from PVAXX.

     4:1:3 MAINTENANCE OF PROPERTIES.

At its expense, maintain all of its property and assets in customary (for PVAXX) repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted.

     4:1:4 MAINTENANCE OF BOOKS AND RECORDS.

Maintain  its  books of account and records  in  the  usual,  regular,  and
ordinary  manner,   in   accordance   with  generally  accepted  accounting
principles applied on a consistent basis.

     4:1:5 COMPLIANCE WITH LAW.

Continue to conduct its activities in a manner consistent with its current understanding of the laws applicable to it, unless and until it receives written notice from a Governmental Entity that it is not in compliance with a particular law or laws, at which time PVAXX will modify its conduct to comply with such law or laws.

     4:1:6 INSPECTION.

Allow OAK BROOK, and their directors, officers and authorized representatives, during normal business hours, to inspect its records and to consult with its officers, employees, attorneys, and agents for the purpose of determining the accuracy of the representations and warranties made, and the compliance with covenants contained, in this Agreement. OAK BROOK agrees that it and their officers and representatives shall hold all data and information obtained with respect to the other parties hereto in strict confidence, and each further agrees that it will not use such data or information or disclose the same to others, except to the extent such date or information either is, or becomes, published or a matter of public knowledge.

OAK BROOK and PVAXX agree that they will not issue any press release or other disclosure of this Agreement without the prior approval of the other, which shall not be unreasonably withheld, unless, in the good faith opinion of counsel, such disclosure is required by law and time does not permit the obtaining of such consent, or such consent is withheld.

In the event of a breach or threatened breach by OAK BROOK or their officers or representatives of the provision of this Section, PVAXX shall be entitled, in addition to any other available remedy, to an injunction restraining any disclosure by OAK BROOK, or their officers or representatives of any of such confidential information.

     4:1:7 PROHIBITION OF CERTAIN CONTRACTS.

Not enter into any contracts outside of the ordinary course of business without the prior written consent of OAK BROOK, which consent will not be unreasonably withheld. If PVAXX proposes to secure a waiver of this covenant from OAK BROOK with respect to a particular transaction, PVAXX shall be deemed in compliance with this covenant if the President of OAK BROOK or his successor does not deliver to PVAXX his objection in writing to any action described in such waiver request within 72 hours of receiving notice of such waiver request from PVAXX.

     4:1:8 PROHIBITION OF LOANS.

Not incur any borrowings, except in the usual and ordinary course of business, without the prior written consent of OAK BROOK, which consent will not be unreasonably withheld.

     4:1:9 PROHIBITION OF CERTAIN COMMITMENTS.

Not enter into a commitment for expenditures or incur any liability exceeding $25,000, in the aggregate, except (i) as may be necessary or desirable for the maintenance of existing facilities, machinery and equipment in the ordinary course of business or in connection with measures taken to effect the Share Exchange, as described herein, (ii) as in otherwise consented to in writing by OAK BROOK, or (iii) as may otherwise be in the ordinary course of business.

     4:1:10 DISPOSAL OF ASSETS.

The company shall not sell, dispose of, or encumber, any property or assets, except (i) in the usual and ordinary course of business; or (ii) as is otherwise consented to in writing by OAK BROOK or authorized hereunder.

     4:1:11 MAINTENANCE OF INSURANCE.

Keep in full force and effect present insurance policies or other comparable coverage on all its properties.


     4:1:12 NO AMENDMENT TO ARTICLES OF INCORPORATION.

Not amend its certificate of incorporation or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock or the character of its business.

     4:1:13 NO ISSUANCE, SALE, OR PURCHASE OF SECURITIES.

Except as contemplated by this Agreement, not issue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of its capital stock, or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock.

     4:1:14 PROHIBITION OF DIVIDENDS.

Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof.

     4:1:15 NOTICE OF MATERIAL DEVELOPMENTS.

Promptly notify OAK BROOK in writing of any material adverse change in, or any changes which in the aggregate would likely result in a material adverse change in, the business, properties, condition (financial or otherwise) or results of operations of PVAXX, whether or not occurring in the usual and ordinary course of its business, but only to the extent PVAXX has actual knowledge of any such changes.


4:2  AGREEMENTS OF OAK BROOK.

OAK BROOK agrees that from the date hereof to the Effective Date, it will:

     4:2:1 CORPORATE APPROVALS.

Obtain a majority affirmative vote of its shareholders to approve the Transaction contemplated herein.

     4:2:2 MAINTENANCE OF PRESENT BUSINESS.

Except as contemplated by this Agreement, operate its business and the businesses of its subsidiaries only in the usual, regular, and ordinary manner so as to maintain the goodwill they now enjoy and, to the extent consistent with such operation, use all reasonable efforts to preserve intact their present business organization, keep available the services of their present officers and employees, and preserve their relationships with customers, suppliers, jobbers, distributors, and others having business dealings with them.


     4:2:3 MAINTENANCE OF BOOKS AND RECORDS.

Maintain  the  books  of account and records of OAK BROOK and each of   its
subsidiaries in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis.

     4:2:4 COMPLIANCE WITH LAW.

Continue, and cause its subsidiaries to continue, to conduct its and their activities in a manner consistent with OAK BROOK's current understanding of the laws applicable to said entities, unless and until OAK BROOK receives written notice from a Government Entity that said entities are not in compliance with a particular law or laws, at which time OAK BROOK will cause said entity or entities to comply with such law or laws.

     4:2:5 INSPECTION.

Allow PVAXX and its directors officers and authorized representatives, during normal business hours, to inspect its and each of its subsidiaries' records and to consult with its and each of its subsidiaries' officers, employees, attorneys, and agents for the purpose of determining the accuracy of the representations and warranties made, and the compliance with covenants contained, in this Agreement. PVAXX agrees that it and its officers and representatives shall hold all data and information obtained with respect to the other parties hereto in strict confidence, and each further agrees that it will not use such data or information or disclose the same to others, except to the extent such data or information either is, or becomes, published or a matter of public knowledge. In the event of a breach or threatened breach by PVAXX or its officers or representatives of the provisions of this Section, OAK BROOK shall be entitled, in addition to any other available remedy, to an injunction restraining any disclosure by PVAXX or its officers or representatives of any of such confidential information.

     4:2:6 PROHIBITION OF CERTAIN CONTRACTS.

Give prompt written notice to PVAXX of any material contracts of OAK BROOK or any of its subsidiaries, except those entered into in the ordinary course of business. In any event, OAK BROOK shall promptly give written notice to PVAXX and receive the express written consent for any stock or asset acquisition by OAK BROOK or any of its subsidiaries.

     4:2:7 PROHIBITION OF LOANS.

Give prompt written notice to PVAXX and receive the express written consent for any borrowings of OAK BROOK or any of its subsidiaries, except those made in the usual and ordinary course of business.

     4:2:8 DISPOSAL OF ASSETS.

Give prompt written notice to PVAXX and receive the express written consent for any sale, disposal of, or Encumbrance on, any property or assets of OAK BROOK or any of its subsidiaries, except in the usual and ordinary course of business.

     4:2:9 MAINTENANCE OF INSURANCE.

Keep in full force and effect present insurance policies or other comparable coverage on all of the assets of OAK BROOK and all of its subsidiaries.

     4:2:10 NO AMENDMENTS TO ARTICLES OF INCORPORATION.

Not amend its Articles of Incorporation, or merge into any other corporation.

     4:2:11 NOTICE OF MATERIAL DEVELOPMENTS.

Promptly notify PVAXX in writing of any material adverse change in, or any changes which in the aggregate would likely result in a material adverse change in, the business, properties, condition (financial or otherwise), results of operations or prospects of OAK BROOK or any of its subsidiaries, whether or not occurring in the usual and ordinary course of business, but only to the extent OAK BROOK or any of such subsidiaries has actual knowledge of any such changes.

     4:2:12 PERFORMANCE OF CONTRACTS.

Perform and/or cause to be performed all material obligations of OAK BROOK or any of its subsidiaries under agreements relating to or affecting their respective assets, properties or rights.


                                 ARTICLE V

                    ADDITIONAL COVENANTS OF THE PARTIES


5:1  FILINGS AND CONSENTS.

As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the PVAXX Share Exchange and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the PVAXX Share Exchange and the other transactions contemplated by this Agreement, other than those Consents identified on
Section 2.25 of the Disclosure Schedule. PVAXX shall (upon request) promptly deliver to OAK BROOK a copy of each such filing made, each such notice given and each such Consent obtained by PVAXX during the Pre-Closing Period.


5:2  PUBLIC ANNOUNCEMENTS.

After the date hereof, (a) PVAXX shall not (and PVAXX shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Share Exchange, or regarding any of the other transactions contemplated by this Agreement, without OAK BROOK's prior written consent, and (b) OAK BROOK shall not (and OAK BROOK shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Share Exchange, or regarding any of the other transactions contemplated by this Agreement, without PVAXX's prior written consent


5:3  BEST EFFORTS.

During the Pre-Closing Period, OAK BROOK and PVAXX shall use their best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis.


5:4  EMPLOYMENT AND CONSULTING AGREEMENTS.

At or prior to the Closing, Henry Stevens and Bryan Wade shall execute and deliver employment and/or consulting agreements in the forms attached hereto at Appendix V (the "Employment Agreements").


5:5  FIRPTA MATTERS.

At the Closing, (a) OAK BROOK shall deliver a statement (in such form as may be reasonably requested by counsel to OAK BROOK) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) PVAXX shall deliver to the IRS the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.


5:6  INVESTMENT REPRESENTATION LETTER.

At the Closing, each of the PVAXX Shareholders shall execute and deliver to PVAXX an investment representation letter in the form attached hereto at Appendix VI (an "Investment Representation Letter").


                                ARTICLE VI

           CONDITIONS TO THE OBLIGATIONS OF OAK BROOK AND PVAXX

The obligations of OAK BROOK and PVAXX to effect the PVAXX Share Exchange and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:


6:1  ACCURACY OF REPRESENTATIONS.

Each of the representations and warranties made by OAK BROOK and PVAXX in this Agreement and in each of the Transaction Documents and instruments delivered to OAK BROOK and PVAXX in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any Material Adverse Effect or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (without giving effect to any update to the Disclosure Schedule, and without giving effect to any Material Adverse Effect or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties).


6:2  PERFORMANCE OF COVENANTS.

All of the covenants and obligations that OAK BROOK and PVAXX are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.


6:3  CONSENTS.

All Consents required to be obtained in connection with the PVAXX Share Exchange and the other transactions contemplated by this Agreement (other than the Consents identified in Part 2.25 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.


6:4  AGREEMENTS AND DOCUMENTS.

OAK BROOK and PVAXX shall have received the following agreements and documents, each of which will be in full force and effect as of the Effective Date:

     (I)  Articles of Share Exchange
     (II) a Disclosure Schedule executed by OAK BROOK and PVAXX;
     (III)Employment Agreements executed by Henry Stevens and Bryan Wade;
     (IV) Investment Representation Letters executed by each of the PVAXX Shareholders;
     (V)  Legal Opinions of Nadeau & Simmons, P.C., dated as of the Closing
          Date, outstanding in the forms attached hereto at Appendix VIII;
           (VI) a certificate executed  by  both parties and containing the representation  and  warranty of each  party  that  each  of  the representations and warranties set forth in Section 2 and 3 is accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Section 6 have been duly satisfied (the "Closing Certificate"); and
     (VII)written resignations of all officers and directors of OAK BROOK, effective as of the Effective Date.


6:5  NAME CHANGE.

Upon the shareholder approval of this Agreement at the Meeting, such Meeting to take place at 10:00 A.M., EST., at the offices of Nadeau & Simmons, P.C., 1250 Turks Head Building, Providence, RI 02903, OAK BROOK shall effect the change of its name to "PVAXX Corporation" by filing an amendment to its articles of incorporation with the Secretary of State's Office, State of Colorado, concurrently with the filing of the Articles and Certificate of Share Exchange.


6:6  NO RESTRAINTS.

No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the PVAXX Share Exchange shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the PVAXX Share Exchange that makes consummation of the PVAXX Share Exchange illegal.


6:7  NO LEGAL PROCEEDINGS.

No  Person  shall  have  commenced  or  threatened  to  commence  any Legal
Proceeding challenging or seeking the recovery of a material amount of damages in connection with the PVAXX Share Exchange or seeking to prohibit or limit the exercise by OAK BROOK of any material right pertaining to its ownership of the assets of PVAXX.


6:8  EMPLOYEES.

No more than one of the individuals identified on Appendix X shall have ceased to be employed by, or expressed an intention to terminate their employment with, PVAXX.


                                ARTICLE VII

                                TERMINATION


     7:1 TERMINATION EVENTS.

This Agreement may be terminated prior to the Closing:

(A) by OAK BROOK if OAK BROOK reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of OAK BROOK to comply with or perform any covenant or obligation of OAK BROOK set forth in this Agreement);

(B) by PVAXX if PVAXX reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of PVAXX to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to OAK BROOK);

(C) by OAK BROOK at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

(D) by PVAXX at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

(E) by OAK BROOK if the Closing has not taken place on or before June 30, 2000 (other than as a result of any failure on the part of OAK BROOK to comply with or perform any covenant or obligation of OAK BROOK set forth in this Agreement);

(F) by PVAXX if the Closing has not taken place on or before June 30, 2000 (other than as a result of the failure on the part of PVAXX to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to OAK BROOK); or

(G)  by the mutual consent of OAK BROOK and PVAXX.


7:2  TERMINATION PROCEDURES.

If OAK BROOK wishes to terminate this Agreement pursuant to Section 7:1(a),
Section 7:1(c) or Section 7:1(e), OAK BROOK shall deliver to PVAXX a written notice stating that OAK BROOK is terminating this Agreement and setting forth a brief description of the basis on which OAK BROOK is terminating this Agreement. If PVAXX wishes to terminate this Agreement pursuant to Section 7:1(b), Section 7:1(d) or Section 7:1(f), PVAXX shall deliver to OAK BROOK a written notice stating that PVAXX is terminating this Agreement and setting forth a brief description of the basis on which PVAXX is terminating this Agreement.
7:3  EFFECT OF TERMINATION.

If this Agreement is terminated pursuant to Section 7:1, all further obligations of the parties under this Agreement shall terminate; PROVIDED, HOWEVER, that: (a) neither PVAXX nor OAK BROOK shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in
Section 9; and (c) OAK BROOK and PVAXX shall, in all events, remain bound by and continue to be subject to Section 5:2.


                               ARTICLE VIII

                           INDEMNIFICATION, ETC.


8:1  SURVIVAL OF REPRESENTATIONS, ETC.

(A) The representations and warranties made by OAK BROOK and PVAXX (including the representations and warranties set forth in Sections 2 and 3, shall survive the Effective Date for a period of one (1) year, PROVIDED, HOWEVER, that if, at any time prior to the first anniversary of the Closing Date, any Indemnitee (acting in good faith) delivers to either party a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by either party (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under
Section 8.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved. Notwithstanding the foregoing, the representations and warranties set forth in Section 2.14 shall survive until the expiration of the applicable statutes of limitations, including extensions thereof.

(B) The representations, warranties, covenants and obligations of OAK BROOK and PVAXX, and the rights and remedies that may be exercised by either party, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of either party or any of their Representatives.

(C) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by OAK BROOK or PVAXX in this Agreement.


8:2  CROSS INDEMNIFICATION.

From and after the Effective Time (but subject to Section 8.1(a)), OAK BROOK and PVAXX shall hold harmless and indemnify each other from and against, and shall compensate and reimburse the other party for, any Damages which are directly or indirectly suffered or incurred by either party or to which either party may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with:
(i) any inaccuracy in or breach of any representation or warranty set forth in Sections 2 or 3 (without giving effect to any Material Adverse Effect or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, but giving effect to any update to the Disclosure Schedule delivered by OAK BROOK and PVAXX prior to the Closing); (ii) any breach of any covenant or obligation of OAK BROOK or PVAXX (including the covenants set forth in Sections 4 and 5); or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 8).


8:3  THRESHOLD; CEILING.

(A) OAK BROOK or PVAXX shall not be required to make any indemnification payment pursuant to Section 8.2(a) for any inaccuracy in or breach of any of their representations and warranties set forth in Sections 2 and 3 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by the other party, exceeds $100,000 in the aggregate. (If the total amount of such Damages exceeds $100,000, then the Indemnitee shall be entitled to be indemnified against and compensated and reimbursed for all of such Damages, including claims for Damages included in the initial $100,000.


8:4  SATISFACTION OF INDEMNIFICATION CLAIM.

In the event either party had any liability (for indemnification or otherwise) to the other party under this Section 8, the indemnifying party shall satisfy such liability first, by delivering to such Indemnitee the number of shares of OAK BROOK determined by dividing (a) the aggregate dollar amount of such liability by (b) the average closing price of OAK BROOK as reported for the ten trading days preceding the date such liability is satisfied, and second, to the extent shares of OAK BROOK are not available to satisfy in full such liability, then such difference in cash.


8:5  NO CONTRIBUTION.

OAK BROOK and PVAXX waive, acknowledge and agree that they shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against each other in connection with any third party indemnification obligation or any other liability to which either party may become subject under or in connection with this Agreement.


8:6  INTEREST.

Any party who is required to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 8 with respect to any Damages shall also be liable to such Indemnitee for interest on the amount of such Damages (for the period commencing as of the date on which indemnifying party first received notice of a claim for recovery by such
Indemnitee  and  ending  on  the  date  on  which  the  liability  of  such indemnifying party to such Indemnitee is fully satisfied by such indemnifying party) at a floating rate equal to the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.


8:7  DEFENSE OF THIRD PARTY CLAIMS.

In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against OAK BROOK or PVAXX) with respect to which either party may become obligated to hold harmless, indemnify, compensate or reimburse any third party Indemnitee pursuant to this Section 8, such party shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own.


                                ARTICLE IX

                         MISCELLANEOUS PROVISIONS


     9:1 FURTHER ASSURANCES.

Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.


     9:2 FEES AND EXPENSES.

If the PVAXX Share Exchange is not consummated for any reason whatsoever, each party to this Agreement shall bear and pay one-half ( 1/2 ) of and pay all fees, costs and expenses (including legal fees and accounting fees) ("Fees and Expenses") that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement. If the PVAXX Share Exchange is consummated, PVAXX shall pay two hundred thousand dollars (USD 200,000) to the Majority Shareholders (Werner and Thatcher) of OAK BROOK.

     9:3 ATTORNEYS' FEES.

If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).


     9:4 NOTICES.

All notices and other communications required or permitted under this Agreement and the transactions contemplated hereby shall be in writing and shall be deemed to have been duly given, made and received on the date when delivered by hand delivery with receipt acknowledged, or upon the next Business Day following receipt of facsimile transmission, or upon the fifth day after deposit in the United States mail, registered or certified with postage prepaid, return receipt requested, addressed as set forth below:

(A)  If to OAK BROOK:

     1250 Turks Head Building
     Providence, RI 02903
     Attention: Mark T. Thatcher, Esq.
     Telephone: 401-272-5800
     Facsimile: 401-272-5858
     with a copy (not constituting notice) to:

     Nadeau & Simmons, P.C.
     1250 Turks Head Building
     Providence, RI 02903
     Attention: Adam Clavell, Esq.
     Telephone: 401-272-5800
     Facsimile: 401-272-5858

(B)  If to PVAXX:

     12730 New Brittany Blvd.
     Ft. Myers, FL 33907
     Attention: Henry Stevens
     Telephone: (941) 274-9355
     Cellular: (941) 872-1511

     with a copy (not constituting notice) to:

     PVAXX Corporation, a Florida Corporation
     12730 New Brittany Blvd.
     Ft. Myers, FL 33907

     Attention: Bryan Wade
     Telephone: (941) 274-9355
     Cellular: (941) 871-1511


9:5  CONFIDENTIALITY.

Without limiting the generality of anything contained in Section 5.2, on and at all times after the Closing Date, each party shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in such party's possession that relates to the business of PVAXX or OAK BROOK.


9:6  TIME OF THE ESSENCE.

Time is of the essence of this Agreement.


9:7  HEADINGS.

The bolded headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.


9:8  COUNTERPARTS.

This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.


9:9 GOVERNING LAW.

This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Colorado and Florida (without giving effect to principles of conflicts of laws).


9:10 SUCCESSORS AND ASSIGNS.

The rights and obligations of OAK BROOK or PVAXX may not be assigned without the prior written consent of both parties. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.


9:11 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE.

The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to
(a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.


9:12 WAIVER.

(A) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(B) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.


9:13 AMENDMENTS.

This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.


9:14 SEVERABILITY.

In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.


9:15 ENTIRE AGREEMENT.

This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.


9:16 CONSTRUCTION.

(A) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(B) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(C) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

(D) Except as otherwise indicated, all references in this Agreement to "Sections" and "Appendix" are intended to refer to Sections of this Agreement and Appendices to this Agreement.


IN WITNESS WHEREOF, OAK BROOK and PVAXX have signed this Agreement as of the date first written above.


     OAK BROOK CAPITAL IV, INC.,
     A COLORADO CORPORATION


          /s/ Mark T. Thatcher

     By:  _____________________________________
          Mark T. Thatcher, Chairman


          May 19, 2000

Dated: ___________________________________________


     PVAXX CORPORATION,
     A FLORIDA CORPORATION


          /s/ Henry Stevens

     By:  _____________________________________
          Henry Stevens, President



Dated:    May 19, 2000
___________________________________________


                                 EXHIBIT A
                            CERTAIN DEFINITIONS

     For purposes of the Agreement (including this EXHIBIT A):

     "ACQUISITION TRANSACTION" means any transaction involving:
          (A) the sale, license, disposition or acquisition of all or a material portion of OAK BROOK or PVAXX's business or assets;
          (B) the issuance, disposition or acquisition of (i) any capital stock or other equity security of OAK BROOK or PVAXX, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of OAK BROOK or PVAXX, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of OAK BROOK or PVAXX; or
          (C) any Share Exchange, consolidation, business combination, reorganization or similar transaction involving OAK BROOK or PVAXX.

     "AFFILIATE" means, with respect to any specified Person, any other Person in which the specified Person has a direct or indirect interest (except through ownership of less than 5% of the outstanding shares of any entity whose securities are listed on a national securities exchange or traded in the national over-the-counter market).

     "AGREEMENT" shall have the meaning specified in the preamble to the Agreement.

     "OAK BROOK" shall have the meaning specified in the preamble to the Agreement.

     "OAK BROOK COMMON STOCK" shall have the meaning specified in Section 1:7:2(i) of the Agreement.

     "OAK BROOK SEC DOCUMENTS" shall have the meaning specified in Section 3:1:5(a) of the Agreement.

     "BALANCE SHEET" shall have the meaning specified in Section 2:1:7 of the Agreement.

     "BUSINESS DAY" means a day, other than a Saturday or a Sunday, or a federal holiday upon which offices of the federal government are not open for business.

     "CLOSING"  and  "CLOSING  DATE"  shall  have the meanings specified in
     Section 1:1:3 of the Agreement.

     "CODE" shall have the meaning specified in the recitals to the Agreement.

     "PVAXX" shall have the meaning specified in the preamble to the Agreement.


     "PVAXX COMMON STOCK" shall have the meaning specified in the recitals to the Agreement.

     "PVAXX CONTRACT" means any Contract:  (a) to which  PVAXX  is a party;
     (b) by which PVAXX or any of its assets is or may become bound or under which PVAXX has, or may become subject to, any obligation; or
     (c) under which PVAXX has or may acquire any right or interest.

     "PVAXX FINANCIALS" shall have the meaning specified in Section 2:1:7 of the Agreement.

     "PVAXX PROPRIETARY ASSET" means any Proprietary Asset owned by or licensed to PVAXX or otherwise used by PVAXX.

     "PVAXX RETURNS" shall have the meaning specified in Section 2:1:7 of the Agreement.

     "PVAXX STOCK CERTIFICATE" shall have the meaning specified in Section 1:8 of the Agreement.

     "CONSENT" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     "CONTRACT" means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     "DAMAGES" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     "DISCLOSURE SCHEDULE" means the schedule (dated as of the date of the Agreement) delivered to OAK BROOK on behalf of PVAXX and the Stockholders.

     "EFFECTIVE DATE" shall have the meaning specified in Section 1:1:3 of the Agreement.

     "EMPLOYMENT AGREEMENTS" shall have the meaning specified in Section 2:1:9:7 of the Agreement.

     "ENCUMBRANCE" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     "ENTITY" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, PVAXX (including any limited liability PVAXX or joint stock PVAXX), firm or other enterprise, association, organization or entity.

     "ENVIRONMENTAL LAW" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

     "ERISA" shall have the meaning specified in Section 2:1:19 of the Agreement.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "FEES AND EXPENSES" shall have the meaning specified in Section 9:2 of the Agreement.

     "FIRST ANNIVERSARY" shall have the meaning specified in Section 8:1 of the Agreement.

     "GAAP" means generally accepted accounting principles.

     "GOVERNMENTAL AUTHORIZATION"  means any:  (a) permit, license, certificate,
     franchise,  permission,  clearance,   registration,  qualification  or
     authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     "GOVERNMENTAL BODY" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     "INDEMNITEES"  means  the  following Persons:  (a) OAK BROOK or PVAXX;
     (b) OAK BROOK or PVAXX's current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; PROVIDED, HOWEVER, that the Stockholders shall not be deemed to be "Indemnitees."

     "INVESTMENT REPRESENTATION LETTER" shall have the meaning specified in
     Section 5.6 of the Agreement.

     "IRS" means the Internal Revenue Service.

     "LEGAL PROCEEDING" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     "MATERIAL ADVERSE EFFECT" means a violation or other matter will be deemed to have a "Material Adverse Effect" on PVAXX if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on PVAXX's business, condition, assets, liabilities, operations, financial performance or prospects.

     "MATERIAL CONTRACTS" shall have the meaning specified in Section 2:1:9:9 of the Agreement.

     "MATERIALS OF ENVIRONMENTAL CONCERN" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

     "SHARE EXCHANGE" shall have the meaning specified in the recitals to the Agreement.

     "PERSON" means any individual, Entity or Governmental Body.

     "PRE-CLOSING PERIOD" shall have the meaning specified in Section 5:1 of the Agreement.

     "PROPRIETARY ASSET" means any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, client list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     "REGISTRATION STATEMENT" shall have the meaning specified in Section 3:1:5 of the Agreement.

     "RELATED PARTY" means: (i) the Stockholders; (ii) each individual who is, or who has at any time since October 15, 1997 been, an officer of PVAXX; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other entity (other than PVAXX) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest).

     "REPRESENTATIVES"  means  officers,  directors,   employees,   agents,
     attorneys, accountants, advisors and representatives.

     "SCHEDULED CLOSING TIME" shall have the meaning specified in Section 7:1(c) of the Agreement.

     "SEC" means the United States Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SHARES" shall have the meaning specified in Section 1:6:1 of the Agreement.

     "STOCKHOLDERS" shall have the meaning specified in the preamble to the Agreement.

     "TAX" means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     "TAX RETURN" means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                   AGREEMENT AND PLAN OF SHARE EXCHANGE
                            AND REORGANIZATION

                                  among:

                        OAK BROOK CAPITAL IV, INC.,
                          a Colorado corporation;

                            PVAXX CORPORATION,
                          a Florida corporation;

                        ___________________________

                    Dated as of _________________, 2000
                        ___________________________



                                 EXHIBITS


     EXHIBIT   DOCUMENT

     (I)       Articles of Share Exchange

     (II)      a Disclosure Schedule to be executed by OAK BROOK and PVAXX;
               at closing

     (III) Employment Agreements to be executed by Henry Stevens and Bryan Wade at closing

     (IV) Investment Representation Letters to be executed by each of the PVAXX Shareholders; at closing

     (V) Legal Opinions of Nadeau & Simmons, P.C. dated as of the Closing Date, substantially in the forms attached hereto at
               Exhibit I;

                             TABLE OF CONTENTS



     SECTION 1.  Description of Transaction                       1
     1.1  Share Exchange of PVAXX into OAK BROOK                  1
     1.2  Effect of the Share Exchange                            1
     1.3  Closing; Effective Time                                 1
     1.4  Conversion of Shares                                    2
     1.5  Piggy Back Registration Rights                          4
     1.6  Closing of PVAXX's Transfer Books                       5
     1.7  Exchange of Certificates                                6
     1.8  Stockholder Approval; Dissenting Shares                 7
     1.10 Tax Consequences                                        7
     1.11 Accounting Treatment                                    7
     1.12 Further Action                                          7

     SECTION 2.  Representations and Warranties of PVAXX          7
     2.1  Due Organization; Good Standing; No Subsidiaries        7
     2.2  Certificate of Incorporation and Bylaws; Records        8
     2.3  Capitalization; Title to Shares                         8
     2.4  Financial Statements                                    8
     2.5  Absence of Changes                                      9
     2.6  Title to Assets                                        10
     2.7  Bank Accounts; Receivables                             11
     2.8  Equipment; Leasehold                                   11
     2.9  Proprietary Assets                                     11
     2.10 Contracts                                              13
     2.11 Liabilities                                            15
     2.12 Compliance with Legal Requirements                     15
     2.13 Governmental Authorizations                            15
     2.14 Tax Matters                                            15
     2.15 Employee and Labor Matters; Benefit Plans              16
     2.16 Environmental Matters                                  18
     2.17 Insurance                                              18
     2.18 Related Party Transactions                             19
     2.19 Legal Proceedings; Orders                              19
     2.20 Clients                                                19
     2.21 Material Relationships                                 20
     2.22 Sales Policies; Warranties                             20
     2.23 Brokers and Finders                                    20
     2.24 Authority; Binding Nature of Agreement                 20
     2.25 Non-Contravention; Consents                            20
     2.26 Database Backup                                        21
     2.27 Full Disclosure                                        21

     SECTION 3.  Representations and Warranties of OAK BROOK     21
     3.1  SEC Filings; Financial Statements                      21
     3.2  Authority; Binding Nature of Agreement                 22
     3.3  Valid Issuance                                         22

     SECTION 4.  Certain Covenants of PVAXX and the Stockholders 22
     4.1  Access and Investigation                               22
     4.2  Operation of PVAXX's Business                          22
     4.3  Notification; Updates to Disclosure Schedule           24
     4.4  No Negotiation                                         25

     SECTION 5.  Additional Covenants of the Parties             25
     5.1  Filings and Consents                                   25
     5.2  Public Announcements                                   25
     5.3  Best Efforts                                           26
     5.4  Employment and Noncompetition Agreements               26
     5.5  FIRPTA Matters                                         26
     5.6  Release                                                26
     5.7  Investment Representation Letter                       26
     5.8  Proprietary Information Agreement                      26

     SECTION 6.  Conditions Precedent to Obligations of
               OAK BROOK                                         27
     6.1  Accuracy of Representations                            27
     6.2  Performance of Covenants                               27
     6.3  Consents                                               27
     6.4  Agreements and Documents                               27
     6.5  FIRPTA Compliance                                      28
     6.6  No Restraints                                          28
     6.7  No Legal Proceedings                                   28
     6.8  Employees                                              28
     6.9  Stockholder Approval                                   28

     SECTION 7.  Termination                                     29
     7.1  Termination Events                                     29
     7.2  Termination Procedures                                 30
     7.3  Effect of Termination                                  30
     7.4  Termination Fee                                        30


     SECTION 8.  Indemnification, Etc.                           30
     8.1  Survival of Representations, Etc.                      30
     8.2  Indemnification by Principal Stockholders              31
     8.3  Threshold; Ceiling                                     31
     8.4  Satisfaction of Indemnification Claim                  32
     8.5  No Contribution                                        32
     8.6  Interest                                               32
     8.7  Defense of Third Party Claims                          32
     8.8 Exercise of Remedies by Indemnitees
          Other Than OAK BROOK                                   33

     SECTION 9. Miscellaneous Provisions                         33
     9.1  Stockholders' Agent                                    33
     9.2  Further Assurances                                     33
     9.3  Fees and Expenses                                      33
     9.4  Attorneys' Fees                                        33
     9.5  Notices                                                34
     9.6  Confidentiality                                        35
     9.7  Time of the Essence                                    35
     9.8  Headings                                               35
     9.9  Counterparts                                           35
     9.10 Governing Law                                          35
     9.11 Successors and Assigns                                 35
     9.12 Remedies Cumulative; Specific Performance              35
     9.13 Waiver                                                 36
     9.14 Amendments                                             36
     9.15 Severability                                           36
     9.16 Entire Agreement                                       36
     9.17 Construction                                           36

An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of Contents/Authorities. Deleting this break will cause Table of Contents/Authorities headers and footers to appear on any pages following the Table of Contents/Authorities.

                                APPENDIX I

                       CERTIFICATE OF SHARE EXCHANGE

                                    of
                        OAK BROOK CAPITAL IV, INC.
                                    and
                             PVAXX CORPORATION

        Under Article 111 of the Colorado Business Corporation Act
                                  _______

Pursuant to the provisions of Article 111 of the Colorado Business Corporation Act, the undersigned hereby certify:


     1. CORPORATE PARTIES

The names of the subsidiary corporation is PVAXX Corporation, a Florida corporation ("PVAXX"). Oak Brook Capital IV, Inc. ("Oak Brook") is the Parent corporation in the Share Exchange and its name as the Parent corporation is OAK BROOK CAPITAL IV, INC. Oak Brook was formed on May 16, 1998 and is qualified to do business in the State of Colorado.


     2. CAPITALIZATION OF SUBSIDIARY CORPORATIONS

The respective designations and numbers of shares of each class and series of capital stock of the subsidiary corporations outstanding on the date of the Plan and Agreement of Share Exchange were as follows:


NAME OF                        DESIGNATION OF NUMBER OF
CORPORATION SHARES             SHARES OUTSTANDING

Oak Brook Common Stock         1,328,000

Oak Brook Preferred Stock      -0-

PVAXX Common Stock             20,000,000

PVAXX Preferred Stock          10,000,000


Prior to the effective time of the Share Exchange the number of outstanding shares of common stock of Oak Brook is 1,328,000. The number of outstanding shares of capital stock of Oak Brook and PVAXX may not be changed prior to the effective time of the Share Exchange. The holders of the outstanding shares of common stock of PVAXX are entitled to vote upon the Share Exchange. In order to adopt the Plan and Agreement of Share Exchange, the affirmative vote of the holders of at least fifty-one percent (51%) of the outstanding shares of the common stock of PVAXX will be required.


     3. EFFECTIVE DATE

The Share Exchange provided for herein shall become effective at the close of business on the date it is filed by the Secretary of State of Colorado.


     4. TERMINATION OR ABANDONMENT

The Plan and Agreement of Share Exchange may be terminated and abandoned at any time prior to the filing of this Certificate of Share Exchange by the Secretary of State of the State of Colorado:

     (a) MUTUAL CONSENT. By mutual consent of the Boards of Directors of Oak Brook, a Colorado corporation and PVAXX, a Florida corporation.

     (b) CONDITIONS OF OAK BROOK NOT MET. By the Board of Directors of PVAXX if, by June 30, 2000, any of the conditions set forth in Articles 4 through 6 of the Plan shall not have been met.

     (c) CONDITIONS OF PVAXX NOT MET. By the Board of Directors of Oak Brook, if by June 30, 2000, the conditions set forth in Articles 4 through 6 of the Plan shall not have been met.


     5. FILING DATES

The date of the filing of the Articles of Incorporation of Oak Brook by the Secretary of State of the State of Colorado was May 16, 1998. The date of the filing of the Certificate of Incorporation of PVAXX by the Secretary of State of the State of Florida was March 16, 2000.

     6. STOCKHOLDER RATIFICATION OF SHARE EXCHANGE

The Share Exchange was authorized:

     (a) By the unanimous written consent of the Board of Directors of Oak Brook and a majority approval of at fifty-one percent (51%) of the outstanding shares of common stock of Oak Brook, upon notice of a meeting to each shareholder of record, all shareholders of record being entitled to vote thereon; and

     (b) By the majority written consent of the holders of all outstanding shares of Common Stock of PVAXX, in accordance with Section ________ of the Florida Business Corporation Law.


IN WITNESS WHEREOF this Certificate has been signed this ___ day of May, 2000.


                OAK BROOK CAPITAL IV, INC.

                /s/ Mark T. Thatcher

                by____________________________________
                MARK T. THATCHER,
                Chairman

                /s/ Gerard Werner

                by____________________________________
[Notarization]  GERARD WERNER,
                Secretary


                PVAXX CORPORATION


                /s/ Henry Stevens

                by ___________________________________ HENRY STEVENS,
                President


                /s/ Bryan Wade

                by ___________________________________
                BRYAN WADE,
                Secretary
                              [Notarization]

                                APPENDIX II

                            DISCLOSURE SCHEDULE

                               APPENDIX III

                 EMPLOYMENT/CONSULTING/WARRANT AGREEMENTS

                                APPENDIX IV

                  PVAXX INVESTMENT REPRESENTATION LETTER

    (To be distributed to PVAXX Shareholders prior to the Closing Date)

                                APPENDIX V

                              LEGAL OPINIONS


                               May 19, 2000

                                APPENDIX VI

                     CERTIFICATE OF BOARD OF DIRECTORS
                    CAPITALIZATION OF PVAXX CORPORATION

                                CERTIFICATE

                          THE EXECUTIVE COMMITTEE
                                    OF
                             PVAXX CORPORATION

Pursuant to the provisions of the Florida Statutes ("F.S.") and the Florida General Corporation Law, as amended, the following individuals represent that the following Section of the Plan and Agreement of Share Exchange dated May 19, 2000 (the "Plan"), made by and among OAK BROOK CAPITAL IV, INC., a Colorado corporation ("OAK BROOK"), and PVAXX CORPORATION, a Florida corporation (the "Subsidiary Corporation"), is an accurate representation as of the date of execution of the Plan:

2:1:6 Capitalization of PVAXX and Subsidiaries.

FORTY MILLION (40,000,000) COMMON AUTHORIZED
TWENTY MILLION (20,000,000) COMMON ISSUED

TEN MILLION (10,000,000) PREFERRED AUTHORIZED
TEN MILLION (10,000,000) PREFERRED ISSUED

RESOLVED, that a corporate seal bearing the words, "PVAXX Corporation" and identified by the impression thereof in the margin of this page, be and hereby is affixed by the Disappearing Corporation.

                         THE EXECUTIVE COMMITTEE,
                         PVAXX CORPORATION


                         /s/ Henry Stevens

                         ______________________________________
                         HENRY STEVENS,
                         President

                         /s/ Bryan Wade

                         ______________________________________
                         BRYAN WADE,
                         Vice President

DATED: May 19, 2000